Exhibit 99.3

1100 North Glebe Road Suite 600

Arlington, Virginia 22201

703.528.1700

rpfinancial.com

January 20, 2017

Board of Directors

PCSB Financial Corporation

Board of Trustees

PCSB Bank

2651 Strang Boulevard

Suite 100

Yorktown Heights, New York 10598

Members of the Boards of Directors and Trustees:

We have completed and hereby provide an updated appraisal of the estimated pro forma market value of the common stock which is to be issued in connection with the mutual-to-stock conversion described below.

This updated appraisal is furnished pursuant to the requirements stipulated in the Code of Federal Regulations and has been prepared in accordance with the “Guidelines for Appraisal Reports for the Valuation of Savings and Loan Associations Converting from Mutual to Stock Form of Organization” (the “Valuation Guidelines”) of the Office of Thrift Supervision (“OTS”) and accepted by the Federal Reserve Board (“FRB”), the Office of the Comptroller of the Currency (“OCC”), the Federal Deposit Insurance Corporation (“FDIC”) and the New York State Department of Financial Services (the “Department”), and applicable regulatory interpretations thereof. Our original appraisal report, dated November 11, 2016 (the “Original Appraisal”), is incorporated herein by reference. As in the preparation of our Original Appraisal, we believe the data and information used herein is reliable; however, we cannot guarantee the accuracy and completeness of such information.

On December 7, 2016, the Board of Trustees of the PCSB Bank or the “Bank” adopted a plan of conversion, incorporated herein by reference, in which the Bank will convert from a New York mutual savings bank to a New York stock bank and become a wholly-owned subsidiary of PCSB Financial Corporation (“PCSB Financial” or the “Company”), a newly formed Maryland corporation.

PCSB Financial will offer its common stock in a subscription offering to Eligible Account Holders, Tax-Qualified Employee Stock Benefit Plans including PCSB Bank’s employee stock ownership plan (the “ESOP”) and Supplemental Eligible Account Holders, as such terms are defined for purposes of applicable federal regulatory guidelines governing mutual-to-stock conversions. To the extent that shares remain available for purchase after satisfaction of all subscriptions received in the subscription offering, the shares may be offered for sale to members of the general public in a community offering and/or a syndicated/firm commitment offering. A portion of the net proceeds received from the sale of the common stock will be used to purchase all of the then to be issued and outstanding capital stock of PCSB Bank and the balance of the net proceeds will be retained by the Company.

Washington Headquarters
Three Ballston Plaza	Telephone: (703) 528-1700
1100 North Glebe Road, Suite 600	Fax No.: (703) 528-1788
Arlington, VA 22201	Toll-Free No.: (866) 723-0594
www.rpfinancial.com	E-Mail: mail@rpfinancial.com

Board of Directors

Boards of Trustees

January 20, 2017

At this time, no other activities are contemplated for the Company other than the ownership of the Bank, a loan to the newly-formed ESOP and reinvestment of the proceeds that are retained by the Company. In the future, PCSB Financial may acquire or organize other operating subsidiaries, diversify into other banking-related activities, pay dividends or repurchase its stock, although there are no specific plans to undertake such activities at the present time.

The plan of conversion provides for the establishment of a new charitable foundation (the “Foundation”). The Foundation contribution will total $5.0 million and will be funded with PCSB Financial common stock contributed by the Company in an amount equal to 1.9% of the shares of common stock sold in the offering and the remainder in cash. The purpose of the Foundation is to provide financial support to charitable organizations in the communities in which PCSB Bank operates and to enable those communities to share in the Bank’s long-term growth. The Foundation will be dedicated completely to community activities and the promotion of charitable causes.

This updated appraisal reflects the following noteworthy items: (1) a review of recent developments in PCSB Bank’s financial condition, including financial data through December 31, 2016; (2) an updated comparison of PCSB Bank’s financial condition and operating results versus the Peer Group companies identified in the Original Appraisal; and (3) a review of stock market conditions since the date of the Original Appraisal.

The estimated pro forma market value is defined as the price at which PCSB Financial’s common stock, immediately upon completion of the public stock offering, would change hands between a willing buyer and a willing seller, neither being under any compulsion to buy or sell and both having reasonable knowledge of relevant facts.

Our valuation is not intended, and must not be construed, as a recommendation of any kind as to the advisability of purchasing shares of the common stock. Moreover, because such valuation is necessarily based upon estimates and projections of a number of matters, all of which are subject to change from time to time, no assurance can be given that persons who purchase shares of common stock in the conversion will thereafter be able to buy or sell such shares at prices related to the foregoing valuation of the pro forma market value thereof. RP Financial is not a seller of securities within the meaning of any federal and state securities laws and any report prepared by RP Financial shall not be used as an offer or solicitation with respect to the purchase or sale of any securities. RP Financial maintains a policy which prohibits the company, its principals or employees from purchasing stock of its client institutions.

Discussion of Relevant Considerations

1.	Financial Results

Table 1 presents summary balance sheet and income statement details for the twelve months ended September 30, 2016 and updated financial information through December 31, 2016. PCSB Bank’s assets decreased by $13.6 million or 1.08% from September 30, 2016 to December 31, 2016. Cash and cash equivalents and investment securities accounted for most of the decline in assets during the quarter ended December 31, 2016, which was partially offset by an increase in net loans receivable. Overall, cash and investments (inclusive of FHLB stock) decreased from $436.7 million or 34.81% of assets at September 30, 2016 to $417.6 million or 33.65% of assets at December 31, 2016. Net loans receivable increased from $763.9 million or 60.90% of assets at September 30, 2016 to $766.7 million or 61.79% of assets at December 31, 2016. The respective balances for bank-owned life insurance and goodwill/intangibles increased slightly and decreased slightly during the quarter ended December 31, 2016 to equal $22.9 million or 1.84% of assets and $6.7 million or 0.54% of assets at December 31, 2016.

Board of Directors

Boards of Trustees

January 20, 2017

Table 1

PCSB Bank

Recent Financial Data

	At September, 2016		At December 31, 2016
	Amount	Assets	Amount	Assets
	($000)	(%)	($000)	(%)
Balance Sheet Data
Total assets	$1,254,444	100.00%	$1,240,883	100.00%
Cash, cash equivalents	60,423	4.82	48,327	3.89
Investment securities	374,662	29.87	367,954	29.65
Loans receivable, net	763,915	60.90	766,681	61.79
FHLB stock	1,641	0.13	1,324	0.11
Goodwill and core deposit intangible	6,772	0.54	6,735	0.54
Bank-owned life insurance	22,724	1.81	22,885	1.84

Deposits	1,116,837	89.03	1,107,720	89.27
Borrowings	11,051	0.88	4,022	0.32

Total equity	111,506	8.89	112,757	9.09
Tangible equity	104,734	8.35	106,022	8.54

	12 Months Ended		12 Months Ended
	September 30, 2016		December 31, 2016
	Amount	Avg. Assets	Amount	Avg. Assets
	($000)	(%)	($000)	(%)
Summary Income Statement
Interest income	$39,490	3.20%	$39,782	3.20%
Interest expense	(4,967)	(0.40)	(5,103)	(0.41)

Net interest income	34,523	2.80	34,679	2.79
Provisions for loan losses	(1,844)	(0.15)	(2,050)	(0.16)

Net interest income after prov.	32,679	2.65	32,629	2.63

Non-interest operating income	2,075	0.17	2,249	0.18
Loan settlement	—	0.00	1,615	0.13
Merger and acq. related expenses	(668)	(0.05)	(629)	(0.05)
Non-interest operating expense	(29,748)	(2.41)	(30,101)	(2.42)

Income before income tax expense	4,338	0.35	5,763	0.47
Income taxes	(1,212)	(0.10)	(1,692)	(0.14)

Net income	$3,126	0.25%	$4,071	0.33%

Sources:	PCSB Bank’s prospectus, audited and unaudited financial statements, and RP Financial calculations.

Board of Directors

Boards of Trustees

January 20, 2017

Updated credit quality measures for the Bank remained favorable, although the balance of non-performing assets increased slightly during the quarter ended December 31, 2016. PCSB Bank’s non-performing assets increased from $9.8 million or 0.78% of assets at September 30, 2016 to $11.1 million or 0.90% of assets at December 31, 2016. An Increase in real estate owned accounted for most of the increase in the non-performing assets balance.

The Bank’s funding composition showed decreases in deposits and borrowings during the quarter ended December 31, 2016, which was funded by asset shrinkage. Deposits decreased from $1.117 billion or 89.03% of assets at September 30, 2016 to $1.108 billion or 89.27% of assets at December 31, 2016. Deposit run-off during the quarter was largely attributable to a decline in certificates of deposit (“CDs”). A decrease in FHLB advances reduced the balance of borrowings from $11.1 million or 0.88% of assets at September 30, 2016 to $4.0 million or 0.32% of assets at December 31, 2016. PCSB Bank’s tangible equity increased from $104.7 million to $106.0 million during the quarter ended December 31, 2016, which combined with asset shrinkage provided for an increase in the Bank’s tangible equity-to-assets ratio from 8.35% at September 30, 2016 to 8.54% at December 31, 2016.

PCSB Bank’s operating results for the twelve months ended September 30, 2016 and December 31, 2016 are also set forth in Table 1. The Bank’s reported earnings increased from $3.1 million or 0.25% of average assets for the twelve months ended September 30, 2016 to $4.1 million or 0.33% of average assets for the twelve months ended December 31, 2016. The increase in net income was mostly due to a $1.6 million settlement on a loan charged–off by CMS Bank prior to the merger, which was recorded during the three months ended December 31, 2016. Increases in net interest and non-interest operating, as well as a slight decrease in merger and acquisition related expenses, also contributed to the increase in the Bank’s updated earnings. Higher operating expenses and loan loss provisions partially offset the increase in the Bank’s updated earnings.

PCSB Bank’s net interest income was up slightly during the most recent twelve month period, which was realized through a more significant increase in interest income relative to interest expense. Growth in interest income was driven by an increase in the average balance of interest-earning assets during the three months ended December 31, 2016 compared to the year ago quarter, as well as by a four basis point increase in the average yield on interest-earning assets to 3.33% for the three months ended December 31, 2016 as compared to 3.29% for the three months ended December 31, 2015. Similarly, the increase in interest expense was due to an increase in the average balance of interest-bearing liabilities during the three months ended December 31, 2016 compared to the year ago quarter, as well as by a four basis point increase in the average cost of interest-bearing liabilities to 0.53% for the three months ended December 31, 2016 as compared to 0.49% for the three months ended December 31, 2015. Overall, net interest income increased from $34.5 million or 2.80% of average assets during the twelve months ended September 30, 2016 to $34.7 million or 2.79% of average assets during the twelve months ended December 31, 2016.

Board of Directors

Boards of Trustees

January 20, 2017

Operating expenses increased from $29.7 million or 2.41% of average assets during the twelve months ended September 30, 2016 to $30.1 million or 2.42% of average assets during the twelve months ended December 31, 2016. Overall, PCSB Bank’s updated ratios for net interest income and operating expenses provided for a similar expense coverage ratio (net interest income divided by operating expenses). PCSB Bank’s expense coverage ratio decreased from 1.16x for the twelve months ended September 30, 2016 to 1.15x for the twelve months ended December 31, 2016.

Non-interest operating income increased from $2.1 million or 0.17% of average assets during the twelve months ended September 30, 2016 to $2.2 million or 0.18% of average assets during the twelve months ended December 31, 2016. Overall, when factoring non-interest operating income into core earnings, the Bank’s updated efficiency ratio of 81.48% (operating expenses as a percent of net interest income and non-interest operating income) was similar to the 81.14% efficiency ratio recorded for the twelve months ended September 30, 2016.

Loan loss provisions were slightly higher during the most recent twelve month period, increasing from $1.8 million or 0.15% of average assets during the twelve months ended September 30, 2016 to $2.1 million or 0.16% of average assets during the twelve months ended December 31, 2016. The Bank maintained allowances for loan losses of $4.6 million at December 31, 2016, equal to 0.60% of total loans and 51.83% of non-accruing loans.

The Bank’s updated earnings showed an increase in non-operating income during the most recent twelve month period, which was mostly due to a $1.6 million settlement recorded on a loan charged-off by CMS Bank prior to the merger. To a lesser extent, the increase non-interest operating income was due to a slight decrease in merger and acquisition related expenses during the most recent twelve month period. Overall, net non-operating income increased from a loss of $668,000 or 0.05% of average assets during the twelve months ended September 30, 2016 to income of 986,000 or 0.08% of average assets during the twelve months ended December 31, 2016.

The income tax expense increased from $1.2 million or 0.10% of average assets for the twelve months ended September 30, 2016 to $1.7 million or 0.14% of average assets for the twelve months ended December 31, 2016.

2.	Peer Group Financial Comparisons

Tables 2 and 3 present the financial characteristics and operating results for PCSB Bank, the Peer Group and all publicly-traded thrifts. The Bank’s and the Peer Group’s ratios are based on financial results through December 31, 2016 and September 30, 2016, respectively.

In general, the comparative balance sheet ratios for the Bank and the Peer Group did not vary significantly from the ratios exhibited in the Original Appraisal. Consistent with the Original Appraisal, the Bank’s updated interest-earning asset composition reflected a lower concentration of loans and a higher concentration of cash and investments. Overall, the Bank’s and the Peer Group’s updated interest-earning assets-to-assets ratios equaled 95.44% and 95.23%, respectively.

Board of Directors

Boards of Trustees

January 20, 2017

Table 2

Balance Sheet Composition and Growth Rates

Comparable Institution Analysis

As of September 30, 2016

			Balance Sheet as a Percent of Assets
			Cash &	MBS &		Net		Borrowed	Sub.	Total	Goodwill	Tangible
			Equivalents	Invest	BOLI	Loans (1)	Deposits	Funds	Debt	Equity	& Intang	Equity
PCSB Bank		NY
December 31, 2016			3.89%	29.76%	1.84%	61.79%	89.27%	0.32%	0.00%	9.09%	0.54%	8.54%

All Public Companies
Averages			5.60%	16.64%	1.84%	72.37%	73.77%	11.70%	0.47%	12.77%	0.74%	12.03%
Medians			3.72%	14.60%	1.78%	75.08%	73.31%	11.45%	0.00%	11.52%	0.09%	11.09%

State of NY
Averages			4.43%	12.78%	1.47%	77.80%	73.53%	14.13%	0.83%	10.05%	1.25%	8.80%
Medians			1.95%	10.13%	1.53%	78.61%	74.43%	13.30%	0.36%	9.69%	0.81%	8.17%

Comparable Group
Averages			4.92%	17.93%	1.74%	72.38%	72.36%	13.73%	0.41%	12.34%	0.40%	11.94%
Medians			3.51%	14.03%	1.48%	72.94%	73.61%	14.87%	0.00%	10.50%	0.11%	9.40%

Comparable Group
BLMT	BSB Bancorp, Inc.	MA	2.41%	8.74%	0.00%	86.19%	68.77%	22.81%	0.00%	7.56%	0.00%	7.56%
CSBK	Clifton Bancorp Inc.	NJ	1.73%	25.04%	4.64%	67.18%	58.86%	17.11%	0.00%	23.08%	0.00%	23.08%
ESSA	ESSA Bancorp, Inc.	PA	2.53%	22.90%	2.06%	68.79%	68.54%	20.31%	0.00%	9.95%	0.92%	9.03%
FCAP	First Capital, Inc.	IN	11.58%	33.58%	0.95%	49.71%	88.77%	0.00%	0.00%	10.61%	1.05%	9.56%
HMNF	HMN Financial, Inc.	MN	5.05%	11.80%	0.00%	79.70%	86.37%	1.31%	0.00%	10.91%	0.19%	10.73%
MLVF	Malvern Bancorp, Inc.	PA	11.78%	13.68%	2.24%	69.91%	73.31%	14.37%	0.00%	11.52%	0.00%	11.52%
PBHC	Pathfinder Bancorp, Inc.	NY	3.30%	26.04%	1.59%	65.16%	77.41%	11.45%	2.09%	8.27%	0.66%	7.60%
SIFI	SI Financial Group, Inc.	CT	4.12%	12.14%	1.37%	78.49%	73.92%	13.56%	0.54%	10.39%	1.15%	9.24%
WSBF	Waterstone Financial, Inc.	WI	3.03%	14.37%	3.41%	75.98%	53.24%	21.06%	0.00%	22.82%	0.03%	22.78%
WEBK	Wellesley Bancorp, Inc.	MA	3.72%	10.96%	1.09%	82.66%	74.42%	15.36%	1.47%	8.31%	0.00%	8.31%

			Balance Sheet Annual Growth Rates							Regulatory Capital
				MBS, Cash &			Borrows.	Total	Tangible	Tier 1	Tier 1	Risk-Based
			Assets	Investments	Loans (1)	Deposits	&Subdebt	Equity	Equity	Leverage	Risk-Based	Capital
PCSB Bank		NY
December 31, 2016			2.21%	-2.59%	3.58%	2.94%	-59.19%	1.50%	1.01%	9.28%	14.02%	14.59%

All Public Companies
Averages			14.12%	8.79%	17.61%	15.87%	17.03%	9.70%	10.61%	12.18%	18.37%	19.49%
Medians			10.15%	1.99%	14.36%	11.19%	0.79%	3.79%	1.67%	11.09%	15.49%	16.70%

State of NY
Averages			4.77%	-9.73%	6.33%	7.01%	9.13%	7.21%	3.72%	9.54%	14.67%	15.79%
Medians			1.35%	-9.96%	5.60%	2.39%	-4.84%	4.10%	3.78%	9.92%	13.63%	14.98%

Comparable Group
Averages			17.81%	18.09%	19.90%	18.67%	118.12%	5.86%	1.90%	12.76%	18.04%	19.15%
Medians			13.37%	7.82%	17.37%	11.63%	13.46%	6.30%	0.40%	11.51%	17.04%	18.27%

Comparable Group
BLMT	BSB Bancorp, Inc.	MA	22.53%	10.90%	25.19%	18.00%	0.00%	9.22%	6.71%	11.32%	13.66%	14.91%
CSBK	Clifton Bancorp Inc.	NJ	13.72%	-20.69%	30.17%	13.80%	81.05%	-10.46%	-8.19%	8.50%	11.84%	12.45%
ESSA	ESSA Bancorp, Inc.	PA	10.33%	4.73%	10.62%	10.77%	12.36%	2.96%	-2.45%	13.41%	18.58%	19.84%
FCAP	First Capital, Inc.	IN	55.64%	152.11%	20.51%	63.63%	0.00%	32.06%	32.12%	14.16%	20.23%	21.48%
HMNF	HMN Financial, Inc.	MN	10.78%	-17.71%	24.96%	11.41%	875.30%	8.91%	-8.89%	11.00%	12.59%	13.85%
MLVF	Malvern Bancorp, Inc.	PA	25.25%	24.07%	46.73%	29.33%	14.56%	16.22%	6.13%	15.51%	23.11%	23.86%
PBHC	Pathfinder Bancorp, Inc.	NY	18.10%	11.93%	14.24%	11.84%	182.48%	-16.73%	2.81%	11.69%	21.65%	22.91%
SIFI	SI Financial Group, Inc.	CT	5.81%	4.39%	5.60%	8.99%	-6.82%	3.80%	-2.02%	10.11%	15.49%	16.70%
WSBF	Waterstone Financial, Inc.	WI	2.88%	-15.99%	11.29%	9.45%	-12.91%	4.85%	-12.97%	22.66%	31.06%	32.25%
WEBK	Wellesley Bancorp, Inc.	MA	13.02%	27.11%	9.68%	9.52%	35.17%	7.75%	5.74%	9.28%	12.21%	13.29%

(1)	Includes loans held for sale.
(2)	Ratios are based on the date of the most recent financial statements disclosed in the offering prospectus.

Source:	SNL Financial, LC. and RP® Financial, LC. calculations. The information provided in this table has been obtained from sources we believe are reliable, but we cannot guarantee the accuracy or completeness of such information.

Copyright (c) 2017 by RP® Financial, LC.

Board of Directors

Boards of Trustees

January 20, 2017

Table 3

Income as Percent of Average Assets and Yields, Costs, Spreads

Comparable Institution Analysis

For the 12 Months Ended September 30, 2016

				Net Interest Income					Non-Interest Income
							Loss	NII	Recurring	Other	Total
			Net				Provis.	After	Gain on Sale	Non-Int	Non-Int
			Income	Income	Expense	NII	on IEA	Provis.	of Loans	Income	Expense
			(%)	(%)	(%)	(%)	(%)	(%)	(%)	(%)	(%)
PCSB Bank		NY
December 31, 2016			0.33%	3.20%	0.41%	2.79%	0.16%	2.63%	0.00%	0.18%	2.42%

All Public Companies
Averages			0.70%	3.54%	0.59%	2.95%	0.07%	2.87%	0.35%	0.54%	2.77%
Medians			0.62%	3.52%	0.56%	2.92%	0.07%	2.86%	0.06%	0.43%	2.65%

State of NY
Averages			0.54%	3.50%	0.72%	2.78%	0.05%	2.73%	0.19%	0.41%	2.46%
Medians			0.49%	3.56%	0.79%	2.82%	0.07%	2.74%	0.03%	0.43%	2.35%

Comparable Group
Averages			0.74%	3.49%	0.68%	2.81%	0.10%	2.71%	0.74%	0.43%	2.89%
Medians			0.54%	3.40%	0.68%	2.71%	0.13%	2.55%	0.07%	0.49%	2.58%

Comparable Group
BLMT	BSB Bancorp, Inc.	MA	0.57%	3.13%	0.70%	2.43%	0.14%	2.29%	0.01%	0.14%	1.52%
CSBK	Clifton Bancorp Inc.	NJ	0.36%	3.04%	0.83%	2.20%	0.16%	2.05%	0.00%	0.15%	1.69%
ESSA	ESSA Bancorp, Inc.	PA	0.45%	3.37%	0.66%	2.71%	0.15%	2.56%	0.00%	0.43%	2.46%
FCAP	First Capital, Inc.	IN	0.89%	3.43%	0.24%	3.19%	0.06%	3.13%	0.16%	0.68%	2.67%
HMNF	HMN Financial, Inc.	MN	0.89%	4.13%	0.24%	3.89%	-0.03%	3.92%	0.37%	0.86%	3.70%
MLVF	Malvern Bancorp, Inc.	PA	1.59%	3.36%	0.89%	2.46%	0.13%	2.33%	0.13%	0.55%	1.85%
PBHC	Pathfinder Bancorp, Inc.	NY	0.48%	3.58%	0.53%	3.05%	0.16%	2.89%	0.01%	0.56%	2.89%
SIFI	SI Financial Group, Inc.	CT	0.42%	3.38%	0.66%	2.72%	0.17%	2.55%	0.08%	0.62%	2.63%
WSBF	Waterstone Financial, Inc.	WI	1.26%	3.59%	1.26%	2.33%	0.03%	2.30%	6.60%	0.12%	6.96%
WEBK	Wellesley Bancorp, Inc.	MA	0.50%	3.90%	0.75%	3.15%	0.08%	3.07%	0.06%	0.21%	2.54%

			Non-Op. Items			Yields, Costs, and Spreads
					Provision				MEMO:	MEMO:
			Net Gains/	Extrao.	for	Yield	Cost	Yld-Cost	Assets/	Effective
			Losses (2)	Items	Taxes	On IEA	Of IBL	Spread	FTE Emp.	Tax Rate
			(%)	(%)	(%)	(%)	(%)	(%)		(%)
PCSB Bank		NY
December 31, 2016			0.08%	0.00%	0.14%	3.35%	0.52%	2.83%	$7,343	29.36%

All Public Companies
Averages			-0.01%	0.00%	0.27%	3.78%	0.79%	2.99%	$7,034	22.93%
Medians			0.00%	0.00%	0.28%	3.73%	0.73%	2.96%	$5,792	32.98%

State of NY
Averages			-0.03%	0.00%	0.30%	3.70%	1.09%	2.61%	$8,189	32.08%
Medians			0.02%	0.00%	0.21%	3.76%	1.00%	2.86%	$5,819	32.84%

Comparable Group
Averages			0.01%	0.00%	0.22%	3.70%	0.84%	2.84%	$7,514	19.44%
Medians			0.00%	0.00%	0.26%	3.70%	0.83%	2.83%	$5,673	31.25%

Comparable Group
BLMT	BSB Bancorp, Inc.	MA	0.00%	0.00%	0.35%	3.22%	0.89%	2.33%	$18,033	37.97%
CSBK	Clifton Bancorp Inc.	NJ	0.01%	0.00%	0.15%	3.26%	1.17%	2.09%	$11,513	29.72%
ESSA	ESSA Bancorp, Inc.	PA	0.06%	0.00%	0.15%	3.63%	0.80%	2.83%	$5,792	25.05%
FCAP	First Capital, Inc.	IN	-0.07%	0.00%	0.34%	3.77%	0.31%	3.41%	$4,457	27.75%
HMNF	HMN Financial, Inc.	MN	0.00%	0.00%	0.57%	4.28%	0.24%	3.97%	$3,439	38.90%
MLVF	Malvern Bancorp, Inc.	PA	0.08%	0.00%	-0.79%	3.57%	1.07%	2.43%	$9,890	-99.83%
PBHC	Pathfinder Bancorp, Inc.	NY	0.07%	0.00%	0.16%	3.78%	0.56%	3.32%	$5,554	25.35%
SIFI	SI Financial Group, Inc.	CT	0.00%	0.00%	0.20%	3.59%	0.77%	2.82%	$5,510	32.79%
WSBF	Waterstone Financial, Inc.	WI	0.00%	0.00%	0.79%	3.88%	1.77%	2.11%	$2,091	38.35%
WEBK	Wellesley Bancorp, Inc.	MA	0.00%	0.00%	0.31%	3.98%	0.85%	3.11%	$8,860	38.38%

(1)	Net gains/losses includes gain/loss on sale of securities and nonrecurring income and expense.
(2)	Ratios are based on the date of the most recent financial statements disclosed in the offering prospectus.

Source:	SNL Financial, LC. and RP® Financial, LC. calculations. The information provided in this table has been obtained from sources we believe are reliable, but we cannot guarantee the accuracy or completeness of such information.

Copyright (c) 2017 by RP® Financial, LC.

Board of Directors

Boards of Trustees

January 20, 2017

Consistent with the Original Appraisal, PCSB Bank’s funding composition showed a higher concentration of deposits and a lower concentration of borrowings relative to the comparable Peer Group measures. Updated interest-bearing liabilities-to-assets ratios equaled 89.59% and 86.50% for the Bank and the Peer Group, respectively. PCSB Bank’s updated tangible equity-to-assets ratio equaled 8.54%, which remained below the comparable Peer Group ratio of 11.94%. Overall, PCSB Bank’s updated interest-earning assets-to-interest-bearing liabilities (“IEA/IBL”) ratio equaled 106.53%, which remained below the comparable Peer Group ratio of 110.09%. As discussed in the Original Appraisal, the additional capital realized from stock proceeds should serve to increase PCSB Bank’s IEA/IBL ratio, as the level of interest-bearing liabilities funding assets will be lower due to the increase in capital realized from the offering and the net proceeds realized from the offering will be primarily deployed into interest-earning assets.

Updated growth rates for PCSB Bank are based on annualized growth rates for the 18 months ended December 31, 2016 and the Peer Group’s growth rates are based on growth for the twelve months ended September 30, 2016. PCSB Bank recorded a 2.21% increase in assets, versus a 17.81% increase in assets for the Peer Group. Asset growth by the Peer Group was in part supported by an acquisition completed by ESSA Bancorp. Asset growth by the Bank was largely sustained by a 3.58% increase in loans, which was in part funded by a 2.59% decline in cash and investments. Similarly, the Peer Group’s asset growth was primarily realized through a 19.90% increase in loans and was supplemented with an 18.09% increase in cash and investments.

The Bank’s asset growth was primarily funded by a 2.94% increase in deposits, which also funded a 59.19% reduction in borrowings. Comparatively, deposit and borrowing growth rates for the Peer Group equaled 18.67% and 118.12%, respectively. Updated tangible net worth growth rates for the Bank and the Peer Group equaled 1.01% and 1.90%, respectively.

Table 3 displays comparative operating results for PCSB Bank and the Peer Group, based on earnings for the twelve months ended December 31, 2016 and September 30, 2016, respectively. PCSB Bank and the Peer Group reported net income to average assets ratios of 0.33% and 0.74%, respectively. The Peer Group’s higher return was realized through a higher ratio for non-interest operating income, a lower ratio for loan provisions and a lower effective tax rate, while the Bank maintained earnings advantages with respect to a lower ratio for operating expenses and a higher ratio for non-operating gains.

In terms of core earnings strength, updated expense coverage ratios posted by PCSB Bank and the Peer Group equaled 1.15x and 0.97x, respectively. The Bank’s higher expense coverage continued to be supported by a lower operating expense ratio, which was partially offset by the Peer Group’s slightly higher net interest income ratio. The Peer Group’s higher net interest income ratio was realized through a higher interest income ratio, which was largely offset by the Bank’s lower interest expense ratio.

Board of Directors

Boards of Trustees

January 20, 2017

Non-interest operating income remained a larger contributor to the Bank’s earnings, as such income amounted to 0.18% and 1.17% of the Bank’s and the Peer Group’s average assets, respectively. Accordingly, taking non-interest operating income into account in assessing PCSB Bank’s core earnings strength relative to the Peer Group’s, the Bank’s updated efficiency ratio of 81.48% remained higher (less favorable) than the Peer Group’s efficiency ratio of 72.61%.

Loan loss provisions remained a slightly larger factor in the Bank’s updated earnings, with loan loss provisions established by the Bank and the Peer Group equaling 0.16% and 0.10% of average assets, respectively.

In contrast to the Original Appraisal, non-operating gains and losses realized from the sale of assets and other non-operating items were a larger contributor to the Bank’s updated earnings. The Bank reported net non-operating income equal to 0.08% of average assets, versus net non-operating income equal to 0.01% of average assets for the Peer Group. As set forth in the Original Appraisal, typically, such gains and losses are discounted in valuation analyses as they tend to have a relatively high degree of volatility, and, thus, are not considered part of core operations. Extraordinary items remained a non-factor in the Bank’s and the Peer Group’s updated earnings.

The Bank’s effective tax rate of 29.36% remained above the Peer Group’s effective tax rate of 19.44% for the Peer Group.

The Bank’s updated credit quality measures continued to imply a slightly higher degree of credit risk exposure relative to the comparable Peer Group measures. As shown in Table 4, the Bank’s non-performing assets/assets and non-performing loans/loans ratios of 1.58% and 2.25%, respectively, were higher than the comparable Peer Group ratios of 1.09% and 1.27%. The Bank’s updated reserve coverage ratios continued to indicate a lower level of reserves as a percent of non-performing loans (26.70% versus 174.03% for the Peer Group) and a lower level of reserves as a percent of loans (0.60% versus 1.03% for the Peer Group). Net loan charge-offs remained a more significant factor for the Bank, with net loan charge-offs as a percent of loans equal to 0.19% and 0.04 for the Bank and the Peer Group, respectively.

3.	Stock Market Conditions

Since the date of the Original Appraisal, the performance of the broader stock market has generally been positive. Following seven consecutive sessions of closing higher, the Dow Jones Industrial Average (the “DJIA”) closed down in mid-November 2016 as investors pared gains in shares that led the post-election stock market rally. The post-election stock market rally resumed during the second half of November, as U.S. stocks notched new record highs. Overall, the DJIA finished up 5.4% for the month of November. Led by gains in financial shares, stocks continued to surge higher during the first half of December. Stocks retreated after the Federal Reserve raised its target rate by a quarter of a percentage point at the conclusion of its mid-December policy meeting. After trading in a narrow range heading into late-December, stocks slumped in the final trading days of 2016. However, overall, the major U.S. stock indexes posted solid gains for 2016, with the DJIA and NASDAQ increasing 13.4% and 7.5%, respectively, in 2016. Bank and healthcare stocks led the stock market higher at the start of 2017, as the DJIA approached the 20000 milestone in the first week of trading during 2017. Stocks traded in a narrow range heading into the fourth quarter earnings season and then edged lower in mid-January, as investors weighed both the timing and ultimate impact of expected policy changes from the new presidential administration. On January 20, 2017, the DJIA closed at 19827.25 or 5.20% higher since the date of the Original Appraisal and the NASDAQ closed at 5555.33 or 6.08% higher since the date of the Original Appraisal.

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Boards of Trustees

January 20, 2017

Table 4

Credit Risk Measures and Related Information

Comparable Institution Analysis

As of September 30, 2016

				NPAs &	Adj NPAs &				Rsrves/
			REO/	90+Del/	90+Del/	NPLs/	Rsrves/	Rsrves/	NPAs &	Net Loan	NLCs/
			Assets	Assets (1)	Assets (2)	Loans (1)	Loans HFI	NPLs (1)	90+Del (1)	Chargeoffs (3)	Loans
			(%)	(%)	(%)	(%)	(%)	(%)	(%)	($000)	(%)
PCSB Bank		NY
December 31, 2016			0.18%	1.58%	0.90%	2.25%	0.60%	26.70%	23.67%	$1,446	0.19%

All Public Companies
Averages			0.09%	1.07%	0.66%	1.35%	1.00%	117.87%	99.79%	$1,621	0.06%
Medians			0.04%	0.88%	0.54%	1.08%	0.94%	92.03%	85.79%	$180	0.03%

State of NY
Averages			0.07%	0.90%	0.60%	1.11%	0.81%	138.56%	114.71%	$1,043	0.05%
Medians			0.09%	0.88%	0.63%	1.10%	0.86%	112.19%	100.07%	$245	0.03%

Comparable Recent Conversions(4)
RNDB	Randolph Bancorp, Inc.	MA	0.12%	1.74%	0.73%	2.22%	1.02%	43.16%	40.41%	$177	0.06%

Comparable Group
Averages			0.21%	1.09%	0.60%	1.27%	1.03%	174.03%	159.30%	$492	0.04%
Medians			0.11%	1.09%	0.57%	1.23%	0.94%	98.68%	81.05%	$347	0.04%

Comparable Group
BLMT	BSB Bancorp, Inc.	MA	0.00%	2.48%	0.09%	2.88%	0.72%	50.42%	48.48%	$91	0.01%
CSBK	Clifton Bancorp Inc.	NJ	0.07%	0.38%	0.29%	0.45%	0.59%	130.98%	105.84%	$348	0.05%
ESSA	ESSA Bancorp, Inc.	PA	0.15%	1.66%	1.25%	2.16%	0.74%	34.12%	31.01%	$2,413	0.20%
FCAP	First Capital, Inc.	IN	0.57%	1.28%	1.06%	1.52%	0.90%	65.73%	34.91%	$599	0.09%
HMNF	HMN Financial, Inc.	MN	0.12%	1.04%	0.85%	1.14%	1.87%	162.38%	143.90%	($1,716)	-0.34%
MLVF	Malvern Bancorp, Inc.	PA	0.00%	0.53%	0.28%	0.63%	0.94%	148.63%	124.86%	$180	0.04%
PBHC	Pathfinder Bancorp, Inc.	NY	0.09%	0.89%	0.63%	1.21%	1.29%	106.87%	95.91%	$634	0.14%
SIFI	SI Financial Group, Inc.	CT	0.09%	1.13%	0.50%	1.31%	0.94%	72.00%	66.19%	$345	0.03%
WSBF	Waterstone Financial, Inc.	WI	0.42%	1.38%	1.01%	1.25%	1.36%	90.49%	63.22%	$1,880	0.15%
WEBK	Wellesley Bancorp, Inc.	MA	0.60%	0.09%	0.09%	0.11%	0.96%	878.64%	878.64%	$146	0.03%

(1)	Includes TDRs for the Company and the Peer Group.
(2)	Excludes TDRs that are in compliance with their modified terms.
(3)	Net loan chargeoffs are shown on a last twelve month basis.
(4)	Ratios are based on the date of the most recent financial statements disclosed in the offering prospectus.

Source:	SNL Financial, LC and RP® Financial, LC. calculations. The information provided in this table has been obrained from sources we believe are reliable, but we cannot guarantee the accuracy or completeness of such information.

Copyright (c) 2017 by RP® Financial, LC.

Board of Directors

Boards of Trustees

January 20, 2017

Thrift stocks generally performed similarly as the broader stock market since the date of the Original Appraisal. The post-election surge in bank and thrift stocks reflected investor expectations that a Republican-led government would move to roll back banking sector regulations. Financial shares retreated along with the broader stock market following the mid-December rate hike by the Federal Reserve. While thrift shares traded in a tight range in the closing weeks of 2016, the SNL Index for all publicly-traded thrifts finished 2016 with a gain of 19.49% in which the substantial portion of the gains occurred following the presidential election. Financial shares led the stock market higher at the start of 2017, which was followed by a pullback as investors dumped shares of financial companies and bought government bonds. Despite generally favorable fourth quarter earnings reports posted by the money center banks, the downturn in financial shares continued heading into the second half of January, On January 20, 2017, the SNL Index for all publicly-traded thrifts closed at 940.5, an increase of 4.79% since November 11, 2016.

Since the date of the Original Appraisal, the updated pricing measures for the Peer Group generally reflected increases that were comparable to or slightly above the increase recorded in the SNL Index for all publicly-traded thrifts. Comparatively, the updated pricing measures for all publicly-traded thrifts generally showed slightly larger increases relative to the Peer Group and the SNL Index for all publicly-traded thrifts. Since the date of the Original Appraisal, the stock prices of nine out of the ten Peer Group companies were higher as of January 20, 2017. A comparative pricing analysis of the Peer Group and all publicly-traded thrifts is shown in the following table, based on closing stock market prices as of November 11, 2016 and January 20, 2017.

Average Pricing Characteristics

	At Nov. 11, 2016		At Jan 20, 2017		% Change
Peer Group
Price/Earnings (x)	18.23	x	19.58	x	7.41%
Price/Core Earnings (x)	18.42		19.89		7.98
Price/Book (%)	115.63%		122.77%		6.17
Price/Tangible Book(%)	120.40		127.76		6.11
Price/Assets (%)	14.65		15.14		3.34
Avg. Mkt. Capitalization ($ Mil)	$187.26		$194.23		3.72

All Publicly-Traded Thrifts
Price/Earnings (x)	18.15	x	19.85	x	9.37%
Price/Core Earnings (x)	19.38		20.27		4.59
Price/Book (%)	120.76%		129.20%		6.99
Price/Tangible Book(%)	130.63		140.32		7.42
Price/Assets (%)	14.84		15.86		6.87
Avg. Mkt. Capitalization ($ Mil)	$508.70		$572.97		12.63

Board of Directors

Boards of Trustees

January 20, 2017

As set forth in the Original Appraisal, the “new issue” market is separate and distinct from the market for seasoned issues like the Peer Group companies in that the pricing ratios for converting issues are computed on a pro forma basis, specifically: (1) the numerator and denominator are both impacted by the conversion offering amount, unlike existing stock issues in which price change affects only the numerator; and (2) the pro forma pricing ratio incorporates assumptions regarding source and use of proceeds, effective tax rates, stock plan purchases, etc. which impact pro forma financials, whereas pricing for existing issues are based on reported financials. The distinction between the pricing of converting and existing issues is perhaps most evident in the case of the price/book (“P/B”) ratio in that the P/B ratio of a converting thrift will typically result in a discount to book value, whereas in the current market for existing thrifts the P/B ratio may reflect a premium to book value. Therefore, it is appropriate to also consider the market for new issues, both at the time of the conversion and in the aftermarket.

As shown in Table 5, two standard conversion offerings have been completed during the past three months. The average closing pro forma price/tangible book ratio of the two recent standard conversion offerings equaled 63.7%. As of January 20, 2017, the two recent standard conversion offerings reflected an average stock price of 46.4% from their IPO prices.

Shown in Table 6 are the current pricing ratios for the only fully-converted offering completed during the past three months that trades on NASDAQ. The current P/TB ratio of HV Bancorp equaled 98.39%, based on closing stock prices as of January 20, 2017.

Summary of Adjustments

In the Original Appraisal, we made the following adjustments to PCSB Bank’s pro forma value based upon our comparative analysis to the Peer Group:

Key Valuation Parameters:	PreviousValuation Adjustment
Financial Condition	Slight Upward
Profitability, Growth and Viability of Earnings	Moderate Downward
Asset Growth	No Adjustment
Primary Market Area	Slight Upward
Dividends	No Adjustment
Liquidity of the Shares	No Adjustment
Marketing of the Issue	No Adjustment
Management	No Adjustment
Effect of Govt. Regulations and Regulatory Reform	No Adjustment

The factors concerning the valuation parameters of primary market area, dividends, liquidity of the shares, management and effect of government regulations and regulatory reform did not change since the Original Appraisal. Accordingly, those parameters were not discussed further in this update.

A slight upward adjustment remained appropriate for financial condition, based largely on the upward adjustments applied for the Bank’s balance sheet liquidity, interest-bearing funding composition and stronger pro forma capital position. Likewise, no adjustment remained appropriate for the Bank’s asset growth, as the Peer Group’s stronger historical asset growth was largely related to acquisition related growth and, on a pro forma basis, the Bank’s leverage capacity will be greater than the Peer Group’s leverage capacity. A moderate downward adjustment remained appropriate for earnings, based on the Bank’s lower reported earnings on a ROAA basis, less favorable efficiency ratio, higher implied credit risk exposure and lower pro forma core ROE.

Board of Directors

Boards of Trustees

January 20, 2017

Table 5

Pricing Characteristics and After-Market Trends

Conversions Completed in the Last Three Months

Institutional Information			Pre-Conversion Data				Offering Information				Contribution to		Insider Purchases
			Financial Info.		Asset Quality						Char. Found.		% Off Incl. Fdn.+Merger Shares
							Excluding Foundation					% of	Benefit Plans				Initial
	Conversion			Equity/	NPAs/	Res.	Gross	%	% of	Exp./		Public Off.		Recog.	Stk	Mgmt.&	Div.
Institution	Date	Ticker	Assets	Assets	Assets	Cov.	Proc.	Offer	Mid.	Proc.	Form	Inc. Fdn.	ESOP	Plans	Option	Dirs.	Yield
			($Mil)	(%)	(%)	(%)	($Mil.)	(%)	(%)	(%)		(%)	(%)	(%)	(%)	(%)(1)	(%)
Standard Conversions
HV Bancorp Inc. -PA*	1/12/17	HVBC-NASDAQ	$177	7.46%	0.76%	54%	$21.8	100%	132%	6.0%	N.A.	N.A.	8.0%	4.0%	10.0%	8.5%	0.00%
Community Savings Bancorp Inc. - OH	1/11/17	CCSB-OTC Pink	$54	12.43%	0.65%	78%	$4.4	100%	96%	27.2%	N.A.	N.A.	8.0%	4.0%	10.0%	41.9%	0.00%
Averages - Standard Conversions:			$115	9.95%	0.71%	66%	$13.1	100%	114%	16.6%	N.A.	N.A.	8.0%	4.0%	10.0%	25.2%	0.00%
Medians - Standard Conversions:			$115	9.95%	0.71%	66%	$13.1	100%	114%	16.6%	N.A.	N.A.	8.0%	4.0%	10.0%	25.2%	0.00%

Institutional Information			Pro Forma Data								Post-IPO Pricing Trends
			Pricing Ratios(2)(5)				Financial Charac.				Closing Price:
											First		After		After
	Conversion			Core			Core		Core	IPO	Trading	%	First	%	First	%	Thru	%
Institution	Date	Ticker	P/TB	P/E		P/A	ROA	TE/A	ROE	Price	Day	Chge	Week(3)	Chge	Month(4)	Chge	1/20/17	Chge
			(%)	(x)		(%)	(%)	(%)	(%)	($)	($)	(%)	($)	(%)	($)	(%)	($)	(%)
Standard Conversions
HV Bancorp Inc. -PA*	1/12/17	HVBC-NASDAQ	70.2%	24.9	x	11.2%	0.5%	16.0%	2.8%	$10.00	$13.67	36.7%	$14.08	40.8%	$14.02	40.2%	$14.02	40.2%
Community Savings Bancorp Inc. - OH	1/11/17	CCSB-OTC Pink	57.3%	96.0	x	8.1%	0.1%	14.1%	0.6%	$10.00	$10.00	0.0%	$14.00	40.0%	$15.25	52.5%	$15.25	52.5%
Averages - Standard Conversions:			63.7%	60.5	x	9.6%	0.3%	15.0%	1.7%	$10.00	$11.84	18.4%	$14.04	40.4%	$14.64	46.4%	$14.64	46.4%
Medians - Standard Conversions:			63.7%	60.5	x	9.6%	0.3%	15.0%	1.7%	$10.00	$11.84	18.4%	$14.04	40.4%	$14.64	46.4%	$14.64	46.4%

Note: * - Appraisal performed by RP Financial; BOLD = RP Fin. Did the business plan, “NT” - Not Traded; “NA” - Not Applicable, Not Available; C/S-Cash/Stock.

(1) As a percent of MHC offering for MHC transactions.	(5) Mutual holding company pro forma data on full conversion basis.
(2) Does not take into account the adoption of SOP 93-6.	(6) Simultaneously completed acquisition of another financial institution.
(3) Latest price if offering is less than one week old.	(7) Simultaneously converted to a commercial bank charter.
(4) Latest price if offering is more than one week but less than one month old.	(8) Former credit union.

January 20, 2017

Board of Directors

Boards of Trustees

January 20, 2017

Table 6

Market Pricing Comparatives

As of January 20, 2017

			Market		Per Share Data
			Capitalization		Core	Book								Dividends(3)
			Price/	Market	12 Month	Value/	Pricing Ratios(2)							Amount/		Payout
			Share	Value	EPS(1)	Share	P/E		P/B	P/A	P/TB	P/Core		Share	Yield	Ratio(4)
			($)	($Mil)	($)	($)	(x)		(%)	(%)	(%)	(x)		($)	(%)	(%)
All Non-MHC Public Companies(6)
Averages			$22.19	$572.97	$1.09	$16.20	19.85	x	129.20%	15.86%	140.32%	20.27	x	$0.35	1.55%	47.86%
Median			$17.45	$150.20	$0.79	$14.60	19.59	x	121.44%	15.89%	126.83%	19.86	x	$0.24	1.37%	39.21%

Comparable Group
Averages			$14.02	$30.59	$0.40	$14.25	34.20	x	98.39%	15.70%	98.39%	35.05	x	$0.00	0.00%	NM
Medians			$14.02	$30.59	$0.40	$14.25	34.20	x	98.39%	15.70%	98.39%	35.05	x	$0.00	0.00%	NM

Comparable Group
HVBC	HV Bancorp Inc.	PA	$14.02	$30.59	$0.40	$14.25	34.20	x	98.39%	15.70%	98.39%	35.05	x	$0.00	0.00%	NM

			Financial Characteristics(5)
			Total	Equity/	Tang. Eq./	NPAs/	Reported		Core
			Assets	Assets	T. Assets	Assets	ROAA	ROAE	ROAA	ROAE
			($Mil)	(%)	(%)	(%)	(%)	(%)	(%)	(%)
All Non-MHC Public Companies(6)
Averages			$3,317	12.76%	12.10%	1.05%	0.70%	5.92%	0.72%	6.02%
Median			$984	11.52%	10.95%	0.84%	0.62%	5.14%	0.64%	5.24%

Comparable Group
Averages			$195	15.95%	15.95%	0.76%	0.46%	2.88%	0.45%	2.81%
Medians			$195	15.95%	15.95%	0.76%	0.46%	2.88%	0.45%	2.81%

Comparable Group
HVBC	HV Bancorp Inc.	PA	$195	15.95%	15.95%	0.76%	0.46%	2.88%	0.45%	2.81%

(1)	Core income, on a diluted per-share basis. Core income is net income after taxes and before extraordinary items, less net income attributable to noncontrolling interest, gain on the sale of securities, amortization of intangibles, goodwill and nonrecurring items. Assumed tax rate is 35%.
(2)	P/E = Price to earnings; P/B = Price to book; P/A = Price to assets; P/TB = Price to tangible book value; and P/Core = Price to core earnings. P/E and P/Core =NM if the ratio is negative or above 35x.
(3)	Indicated 12 month dividend, based on last quarterly dividend declared.
(4)	Indicated 12 month dividend as a percent of trailing 12 month earnings.
(5)	ROAA (return on average assets) and ROAE (return on average equity) are indicated ratios based on trailing 12 month earnings and average equity and assets balances.
(6)	Excludes from averages and medians those companies the subject of actual or rumored acquisition activities or unusual operating characteristics.

Source:	SNL Financial, LC. and RP Financial, LC. calculations. The information provided in this report has been obtained from sources we believe are reliable, but we cannot guarantee the accuracy or completeness of such information.

Copyright (c) 2017 by RP® Financial, LC.

Board of Directors

Boards of Trustees

January 20, 2017

Consistent with the broader stock market, the general market for thrift stocks was up since the date of the Original Appraisal. The DJIA increased 5.20% since the date of the Original Appraisal, which slightly exceeded the 4.79% increase recorded in the SNL Index for all publicly-traded thrifts. Likewise, the updated pricing measures for the Peer Group were generally higher since the date of the Original Appraisal, with the Peer Group’s updated pricing measures generally reflecting increases that were slightly above the increase recorded in the SNL Index for all publicly-traded thrifts. Two standard conversion offerings have been completed during the past three months and, as of January 20, 2017, showed an average price increase of 46.4% from their respective IPO prices.

Overall, taking into account the foregoing factors, we believe that an increase in the Bank’s estimated pro market value as set forth in the Original Appraisal is appropriate.

Valuation Approaches

In applying the accepted valuation methodology promulgated by the regulatory agencies, i.e., the pro forma market value approach, we considered the three key pricing ratios in valuing PCSB Bank’s to-be-issued stock — price/earnings (“P/E”), price/book (“P/B”), and price/assets (“P/A”) approaches — all performed on a pro forma basis including the effects of the conversion proceeds.

In computing the pro forma impact of the offering and the related pricing ratios, the valuation parameters utilized in the Original Appraisal were updated with financial data as of December 31, 2016.

Consistent with the Original Appraisal, this updated appraisal continues to be based primarily on fundamental analysis techniques applied to the Peer Group, including the P/E approach, the P/B approach and the P/A approach. Also consistent with the Original Appraisal, this updated appraisal incorporates a “technical” analysis of recently completed offerings, including principally the P/B approach which (as discussed in the Original Appraisal) is the most meaningful pricing ratio as the pro forma P/E ratios reflect an assumed reinvestment rate and do not yet reflect the actual use of proceeds.

The Bank will adopt “Employers’ Accounting for Employee Stock Ownership Plans” (“ASC 718-40”), which will cause earnings per share computations to be based on shares issued and outstanding excluding unreleased ESOP shares. For purposes of preparing the pro forma pricing analyses, we have reflected all shares issued in the offering, including all ESOP shares, to capture the full dilutive impact, particularly since the ESOP shares are economically dilutive, receive dividends and can be voted. However, we did consider the impact of the adoption of ASC 718-40 in the valuation.

Board of Directors

Boards of Trustees

January 20, 2017

Based on the foregoing, we have concluded that an increase in PCSB Bank’s value is appropriate. Therefore, as of January 20, 2017, the pro forma market value of PCSB Bank’s conversion stock, taking into account the dilutive impact of the stock contribution to the Foundation, equaled $178,325,000 at the midpoint, equal to 17,832,500 at $10.00 per share. The updated midpoint value represents an increase of 9.16% from the pro forma market value set forth in the Original Appraisal.

1.    P/E Approach. In applying the P/E approach, RP Financial’s valuation conclusions considered both reported earnings and a recurring or “core” earnings base, that is, earnings adjusted to exclude any one time non-operating gains and losses and extraordinary items, plus the estimated after tax-earnings benefit from reinvestment of net stock proceeds. The Bank’s reported earnings equaled $4.071 million for the twelve months ended December 31, 2016. In deriving PCSB Bank’s core earnings, the adjustments made to reported earnings were to eliminate income of $1.615 million realized from a loan settlement and $629,000 of merger and acquisition related expenses. As shown below, on a tax effected basis, assuming application of an effective marginal tax rate of 34.0%, the Bank’s core earnings were determined to equal $3.420 million for the twelve months ended December 31, 2016.

Amount
($000)
Net income	$4,071
Deduct: Loan settlement(1)	(1,066)
Add: Merger and acquisition related expenses(1)	415

Core earnings estimate	$3,420

(1)	Tax effected at 34.0%.

Based on PCSB Bank’s reported and estimated core earnings, and incorporating the impact of the pro forma assumptions discussed previously, the Bank’s reported and core P/E multiples at the $178.3 million updated midpoint value equaled 62.42 times and 80.85 times, respectively. The Bank’s updated reported and core P/E multiples provided for premiums of 218.79% and 306.49% relative to the Peer Group’s average reported and core P/E multiples of 19.58 times and 19.89 times, respectively (versus premiums of 290.13% and 223.94% relative to the Peer Group’s average reported and core P/E multiples as indicated in the Original Appraisal). The Bank’s updated reported and core P/E multiples indicated premiums of 203.60% and 278.87% relative to the Peer Group’s median reported and core P/E multiples, which equaled 20.56 times and 21.34 times, respectively (versus premiums of 286.10% and 214.88% relative to the Peer Group’s median reported and core P/E multiples as indicated in the Original Appraisal). The Bank’s pro forma P/E ratios based on reported earnings at the minimum and the super maximum equaled 50.01 times and 95.03 times, respectively, and based on core earnings at the minimum and the super maximum equaled 63.68 times and 128.83 times, respectively. The Bank’s implied conversion pricing ratios relative to the Peer Group’s pricing ratios are indicated in Table 7, and the pro forma calculations are detailed in Exhibits 2 and 3.

2.    P/B Approach. P/B ratios have generally served as a useful benchmark in the valuation of thrift stocks, with the greater determinant of long term value being earnings. In applying the P/B approach, we considered both reported book value and tangible book value. Based on the $178.3 million updated midpoint value, the Bank’s P/B and P/TB ratios equaled 67.75% and 69.54%, respectively. In comparison to the average P/B and P/TB ratios indicated for the Peer Group of 122.77% and 127.76%, respectively, PCSB Bank’s updated ratios indicated discounts of 44.82% on a P/B basis and 45.57% on a P/TB basis (versus discounts of 43.22% and 43.95% from the Peer Group’s average P/B and P/TB ratios as indicated in the Original Appraisal). In comparison to the median P/B and P/TB ratios indicated for the Peer Group of 121.20% and 124.13%, respectively, PCSB Bank’s updated ratios at the updated midpoint value indicated discounts of 44.10% and 43.98% (versus discounts of 43.55% and 44.91% from the Peer Group’s median P/B and P/TB ratios as indicated in the Original Appraisal). At the top of the super range, the Bank’s P/B and P/TB ratios equaled 75.30% and 76.92%, respectively. In comparison to the Peer Group’s average P/B and P/TB ratios, the Bank’s P/B and P/TB ratios at the top of the super range indicated discounts of 38.67% and 39.79%, respectively. In comparison to the Peer Group’s median P/B and P/TB ratios, the Bank’s updated P/B and P/TB ratios at the top of the super range indicated discounts of 37.87% and 38.03%, respectively.

Board of Directors

Boards of Trustees

January 20, 2017

Table 7

Public Market Pricing Versus Peer Group

PCSB Bank

As of January 20, 2017

			Market		Per Share Data
			Capitalization		Core	Book								Dividends(3)
			Price/	Market	12 Month	Value/	Pricing Ratios(2)							Amount/		Payout
			Share	Value	EPS(1)	Share	P/E		P/B	P/A	P/TB	P/Core		Share	Yield	Ratio(4)
			($)	($Mil)	($)	($)	(x)		(%)	(%)	(%)	(x)		($)	(%)	(%)
PCSB Bank		PA
Supermaximum			$10.00	$235.83	$0.08	$13.28	95.03	x	75.30%	16.36%	76.92%	128.83	x	$0.00	0.00%	0.00%
Maximum			$10.00	$205.07	$0.10	$13.97	76.46	x	71.58%	14.50%	73.31%	100.96	x	$0.00	0.00%	0.00%
Midpoint			$10.00	$178.33	$0.12	$14.76	62.42	x	67.75%	12.82%	69.54%	80.85	x	$0.00	0.00%	0.00%
Minimum			$10.00	$151.58	$0.16	$15.82	50.01	x	63.21%	11.08%	65.02%	63.68	x	$0.00	0.00%	0.00%

All Non-MHC Public Companies(6)
Averages			$22.19	$572.97	$1.09	$16.20	19.85	x	129.20%	15.86%	140.32%	20.27	x	$0.35	1.55%	47.86%
Median			$17.45	$150.20	$0.79	$14.60	19.59	x	121.44%	15.89%	126.83%	19.86	x	$0.24	1.37%	39.21%

All Non-MHC State of NY(8)
Averages			$14.35	$1,414.62	$0.64	$12.11	18.54	x	124.65%	11.10%	145.83%	19.67	x	$0.40	2.42%	42.00%
Medians			$14.95	$412.43	$0.66	$14.35	19.02	x	121.16%	11.73%	144.78%	19.28	x	$0.26	2.75%	27.40%

Comparable Group
Averages			$20.28	$194.23	$1.05	$16.39	19.58	x	122.77%	15.14%	127.76%	19.89	x	$0.24	1.23%	32.92%
Medians			$17.68	$157.68	$1.01	$14.95	20.56	x	121.20%	11.92%	124.13%	21.34	x	$0.18	1.26%	28.79%

Comparable Group
BLMT	BSB Bancorp, Inc.	MA	$27.55	$250.91	$1.20	$17.23	23.15	x	159.91%	12.09%	159.91%	23.50	x	$0.00	0.00%	0.00%
CSBK	Clifton Bancorp Inc.	NJ	$15.87	$365.75	$0.19	$13.12	NM		120.96%	27.92%	120.96%	NM		$0.24	1.51%	126.32%
ESSA	ESSA Bancorp, Inc.	PA	$15.74	$179.56	$0.71	$15.48	21.56	x	101.70%	10.12%	112.04%	22.02	x	$0.36	2.29%	49.32%
FCAP	First Capital, Inc.	IN	$31.55	$105.30	$2.04	$23.55	16.52	x	133.97%	14.19%	148.67%	15.46	x	$0.84	2.66%	43.98%
HMNF	HMN Financial, Inc.	MN	$17.70	$79.45	$1.23	$16.67	14.51	x	106.17%	11.59%	108.02%	14.37	x	$0.00	0.00%	0.00%
MLVF	Malvern Bancorp, Inc.	PA	$20.70	$135.80	$1.80	$14.42	11.13	x	143.57%	16.54%	143.57%	11.48	x	$0.00	0.00%	0.00%
PBHC	Pathfinder Bancorp, Inc.	NY	$13.94	$58.96	$0.65	$13.91	19.09	x	100.19%	8.23%	108.97%	21.34	x	$0.20	1.43%	27.40%
SIFI	SI Financial Group, Inc.	CT	$14.80	$180.71	$0.53	$13.08	27.92	x	113.12%	11.75%	127.16%	28.40	x	$0.16	1.08%	30.19%
WSBF	Waterstone Financial, Inc.	WI	$17.65	$518.66	$0.81	$13.94	21.79	x	126.64%	28.89%	126.83%	21.79	x	$0.48	2.72%	40.74%
WEBK	Wellesley Bancorp, Inc.	MA	$27.35	$67.24	$1.32	$22.52	20.56	x	121.44%	10.09%	121.44%	20.64	x	$0.16	0.59%	11.28%

			Financial Characteristics(5)
			Total	Equity/	Tang. Eq./	NPAs/	Reported		Core		Offering
			Assets	Assets	T. Assets	Assets	ROAA	ROAE	ROAA	ROAE	Range
			($Mil)	(%)	(%)	(%)	(%)	(%)	(%)	(%)	($ Mil)
PCSB Bank		PA
Supermaximum			$1,441	21.73%	21.27%	1.36%	0.17%	0.79%	0.13%	0.58%	$231.44
Maximum			$1,415	20.25%	19.77%	1.38%	0.19%	0.94%	0.14%	0.71%	$201.25
Midpoint			$1,391	18.91%	18.43%	1.41%	0.21%	1.09%	0.16%	0.84%	$175.00
Minimum			$1,368	17.53%	17.04%	1.43%	0.22%	1.26%	0.17%	0.99%	$148.75

All Non-MHC Public Companies(6)
Averages			$3,317	12.76%	12.10%	1.05%	0.70%	5.92%	0.72%	6.02%
Median			$984	11.52%	10.95%	0.84%	0.62%	5.14%	0.64%	5.24%

All Non-MHC State of NY(8)
Averages			$9,645	10.05%	8.90%	0.90%	0.54%	5.53%	0.56%	5.44%
Medians			$2,765	9.69%	8.25%	0.88%	0.49%	4.64%	0.62%	5.99%

Comparable Group
Averages			$1,212	12.34%	11.98%	0.79%	0.74%	6.37%	0.75%	6.23%
Medians			$1,067	10.50%	9.51%	0.93%	0.54%	5.70%	0.50%	5.59%

Comparable Group
BLMT	BSB Bancorp, Inc.	MA	$2,074	7.56%	7.56%	0.41%	0.57%	7.15%	NA	NA
CSBK	Clifton Bancorp Inc.	NJ	$1,312	23.08%	23.08%	0.38%	0.36%	1.40%	0.36%	1.38%
ESSA	ESSA Bancorp, Inc.	PA	$1,772	9.95%	9.11%	1.26%	0.45%	4.40%	0.44%	4.31%
FCAP	First Capital, Inc.	IN	$742	10.61%	9.66%	1.25%	0.89%	8.39%	0.95%	8.90%
HMNF	HMN Financial, Inc.	MN	$686	10.91%	10.75%	1.04%	0.89%	8.02%	0.90%	8.10%
MLVF	Malvern Bancorp, Inc.	PA	$821	11.52%	11.52%	0.45%	1.59%	14.05%	1.54%	13.62%
PBHC	Pathfinder Bancorp, Inc.	NY	$717	8.27%	7.66%	0.89%	0.48%	4.88%	0.43%	4.41%
SIFI	SI Financial Group, Inc.	CT	$1,538	10.39%	9.35%	1.13%	0.42%	3.98%	0.42%	3.98%
WSBF	Waterstone Financial, Inc.	WI	$1,795	22.82%	22.79%	0.96%	1.26%	5.59%	1.26%	5.59%
WEBK	Wellesley Bancorp, Inc.	MA	$666	8.31%	8.31%	0.09%	0.50%	5.81%	0.50%	5.79%

(1)	Core income, on a diluted per-share basis. Core income is net income after taxes and before extraordinary items, less net income attributable to noncontrolling interest, gain on the sale of securities, amortization of intangibles, goodwill and nonrecurring items. Assumed tax rate is 35%.
(2)	P/E = Price to earnings; P/B = Price to book; P/A = Price to assets; P/TB = Price to tangible book value; and P/Core = Price to core earnings. P/E and P/Core =NM if the ratio is negative or above 35x.
(3)	Indicated 12 month dividend, based on last quarterly dividend declared.
(4)	Indicated 12 month dividend as a percent of trailing 12 month earnings.
(5)	ROAA (return on average assets) and ROAE (return on average equity) are indicated ratios based on trailing 12 month earnings and average equity and assets balances.
(6)	Excludes from averages and medians those companies the subject of actual or rumored acquisition activities or unusual operating characteristics.

Source:	SNL Financial, LC. and RP Financial, LC. calculations. The information provided in this report has been obtained from sources we believe are reliable, but we cannot guarantee the accuracy or completeness of such information.

Copyright (c) 2017 by RP® Financial, LC.

Board of Directors

Boards of Trustees

January 20, 2017

In addition to the fundamental analysis applied to the Peer Group, RP Financial utilized a technical analysis of recent conversion offerings. As indicated in the Original Appraisal, the pricing characteristics of recent conversion offerings are not the primary determinate of value. Consistent with the Original Appraisal, particular focus was placed on the P/TB approach in this analysis since the P/E multiples do not reflect the actual impact of reinvestment and the source of the conversion funds (i.e., external funds versus deposit withdrawals).

As discussed previously, two standard conversion offerings were completed during the past three months. In comparison to the 63.70% average closing forma P/TB ratio of the recent standard conversions, the Bank’s P/TB ratio of 69.54% at the midpoint value reflects an implied premium of 9.17%. At the top of the super range, the Bank’s P/TB ratio of 76.92% reflects an implied premium of 20.75% relative to the recent standard conversions average P/TB ratio at closing. The current P/TB ratio of the one recent standard conversion that is publicly-traded equaled 98.39%, based on closing stock prices as of January 20, 2017. In comparison to the current P/TB ratio of the recent publicly-traded standard conversion, the Bank’s P/TB ratio at the midpoint value reflects an implied discount of 29.32% and at the top of the super range reflects an implied discount of 21.82%.

3.    P/A Approach. P/A ratios are generally not as a reliable indicator of market value, as investors do not place significant weight on total assets as a determinant of market value. Investors place significantly greater weight on book value and earnings — which have received greater weight in our valuation analysis. At the $178.3 million updated midpoint value, PCSB Bank’s pro forma P/A ratio equaled 12.82%. In comparison to the Peer Group’s average P/A ratio of 15.14%, PCSB Bank’s P/A ratio indicated a discount of 15.32% (versus a discount of 19.93% at the midpoint valuation in the Original Appraisal). In comparison to the Peer Group’s median P/A ratio of 11.92%, PCSB Bank’s P/A ratio at the $178.30 million updated midpoint value indicated a premium of 7.55% (versus a premium of 3.71% at the midpoint valuation in the Original Appraisal).

Board of Directors

Boards of Trustees

January 20, 2017

Valuation Conclusion

We have concluded that the Bank’s estimated pro forma market value should be increased since the date of the Original Appraisal. Accordingly, it is our opinion, as of January 20, 2017, the estimated aggregate pro forma market value of the shares to be issued immediately following the conversion, including shares to be issued to the Foundation, equaled $178,325,000 at the midpoint, equal to 17,832,500 shares offered at a per share value of $10.00. Pursuant to conversion guidelines, the 15% valuation range indicates a minimum value of $151,576,250 and a maximum value of $205,073,750. Based on the $10.00 per share offering price determined by the Board, this valuation range equates to total shares outstanding of 15,157,625 at the minimum and 20,507,375 at the maximum. In the event the appraised value is subject to an increase, the aggregate pro forma market value may be increased up to a super maximum value of $235,834,810 without a resolicitation. Based on the $10.00 per share offering price, the super maximum value would result in total shares outstanding of 23,583,481. Based on this valuation range, the offering range is as follows: $148,750,000 at the minimum, $175,000,000 at the midpoint, $201,250,000 at the maximum and $231,437,500 at the super maximum. Based on the $10.00 per share offering price, the number of offering shares is as follows: 14,875,000 at the minimum, 17,500,000 at the midpoint, 20,125,000 at the maximum and 23,143,750 at the super maximum. The pro forma valuation calculations relative to the Peer Group are shown in Table 7 and are detailed in Exhibit 2 and Exhibit 3.

Respectfully submitted,

RP® FINANCIAL, LC.

Ronald S. Riggins
President and Managing Director

Gregory E. Dunn Director

EXHIBITS

LIST OF EXHIBITS

Exhibit Number	Description

1	Stock Prices: As of January 20, 2017

2	Pro Forma Analysis Sheet

3	Pro Forma Effect of Conversion Proceeds

4	Firm Qualifications Statement

EXHIBIT 1

Stock Prices

As of January 20, 2017

RP® Financial, LC.

Exhibit 1A

Weekly Thrift Market Line - Part One

Prices As of January 20, 2017

			Market Capitalization			Price Change Data						Current Per Share Financials
			Price/	Shares	Market	52 Week (1)			% Change From			LTM	LTM Core	BV/	TBV/	Assets/
			Share(1)	Outstanding	Capitalization	High	Low	Last Wk	Last Wk	52 Wks (2)	MRY (2)	EPS (3)	EPS (3)	Share	Share (4)	Share
			($)	(000)	($Mil)	($)	($)	($)	(%)	(%)	(%)	($)	($)	($)	($)	($)
Companies
ANCB	Anchor Bancorp	WA	26.05	2,505	65.3	27.50	22.61	26.20	-0.57	6.54	-4.23	0.29	0.29	25.46	25.46	174.02
ASBB	ASB Bancorp, Inc.	NC	30.58	3,787	115.8	31.00	24.07	30.02	1.85	21.35	2.79	1.47	1.21	24.12	24.12	210.50
AF	Astoria Financial Corporation	NY	18.73	101,329	1,897.9	19.25	14.09	18.75	-0.11	29.44	0.43	0.64	0.67	15.57	13.74	146.20
BCTF	Bancorp 34, Inc.	NM	12.90	3,438	44.4	13.45	7.91	12.84	0.47	54.00	2.46	0.34	0.35	9.01	8.92	95.43
BKMU	Bank Mutual Corporation	WI	9.50	45,692	434.1	9.75	7.08	9.55	-0.52	29.78	0.53	0.37	0.37	6.27	6.27	57.96
BYBK	Bay Bancorp, Inc.	MD	7.10	10,370	73.6	7.20	4.65	6.80	4.41	47.30	7.58	0.14	0.18	6.28	5.96	58.47
BNCL	Beneficial Bancorp, Inc.	PA	17.40	75,914	1,320.9	19.00	12.30	18.05	-3.60	36.90	-5.43	0.31	0.40	13.41	11.13	73.51
BHBK	Blue Hills Bancorp, Inc.	MA	17.45	26,782	467.3	19.00	13.22	17.85	-2.24	20.34	-6.93	0.28	0.27	14.43	14.03	86.39
BOFI	BofI Holding, Inc.	CA	27.14	63,299	1,717.9	30.27	13.47	29.15	-6.90	53.33	-4.94	1.91	1.89	11.32	11.32	124.09
BYFC	Broadway Financial Corporation	CA	1.56	27,301	42.6	2.50	1.37	1.62	-3.70	6.16	-4.59	0.23	0.23	1.63	1.63	15.14
BLMT	BSB Bancorp, Inc.	MA	27.55	9,108	250.9	30.05	20.72	28.20	-2.30	24.55	-4.84	1.19	NA	17.23	17.23	227.69
CFFN	Capitol Federal Financial, Inc.	KS	15.92	137,899	2,195.3	17.04	11.70	16.19	-1.67	35.03	-3.28	0.63	0.63	10.13	10.13	67.20
CARV	Carver Bancorp, Inc.	NY	3.02	3,696	11.2	5.99	1.92	3.45	-12.46	29.61	-6.34	-0.19	-0.42	2.51	2.51	189.86
CHFN	Charter Financial Corporation	GA	16.51	15,031	248.2	17.10	12.34	16.71	-1.20	26.71	-0.96	0.79	0.86	13.52	11.36	95.70
CSBK	Clifton Bancorp Inc.	NJ	15.87	23,046	365.7	17.49	13.38	16.47	-3.64	16.69	-6.21	0.19	0.19	13.12	13.12	56.94
CWAY	Coastway Bancorp, Inc.	RI	16.26	4,467	72.6	16.50	12.10	16.10	0.96	32.69	3.87	0.79	0.79	15.52	15.52	141.70
DCOM	Dime Community Bancshares, Inc.	NY	20.40	37,544	765.9	20.65	15.61	20.15	1.24	24.16	1.49	2.26	1.05	14.79	13.31	155.07
ESBK	Elmira Savings Bank	NY	20.50	2,741	56.2	22.25	16.83	21.45	-4.43	7.84	0.24	1.26	1.23	16.80	12.29	207.03
ENFC	Entegra Financial Corp.	NC	21.05	6,468	136.1	21.60	16.11	21.25	-0.94	25.75	2.18	0.98	1.09	20.57	20.10	199.90
EQFN	Equitable Financial Corp.	NE	10.05	3,477	34.9	10.15	8.15	10.00	0.50	17.41	1.52	0.31	0.32	10.43	10.43	65.53
ESSA	ESSA Bancorp, Inc.	PA	15.74	11,408	179.6	16.84	12.69	15.99	-1.56	17.51	0.13	0.73	0.71	15.48	14.05	155.37
FCAP	First Capital, Inc.	IN	31.55	3,338	105.3	35.00	23.50	31.90	-1.10	31.35	-2.68	1.91	2.04	23.55	21.22	222.34
FBNK	First Connecticut Bancorp, Inc.	CT	21.20	15,809	335.2	25.00	14.42	21.80	-2.75	30.22	-6.40	0.89	0.87	16.17	16.17	179.13
FDEF	First Defiance Financial Corp.	OH	47.77	8,981	429.0	52.31	34.80	48.00	-0.48	27.45	-5.85	3.08	3.10	32.53	25.49	272.80
FNWB	First Northwest Bancorp	WA	15.02	13,008	195.4	16.75	11.99	15.39	-2.40	16.61	-3.72	0.29	0.27	14.60	14.60	80.61
FBC	Flagstar Bancorp, Inc.	MI	26.03	56,606	1,473.5	29.29	17.25	26.32	-1.10	29.25	-3.38	2.60	3.24	22.72	22.72	252.14
FSBW	FS Bancorp, Inc.	WA	35.38	3,058	108.2	38.81	22.48	35.00	1.09	51.46	-1.59	3.35	3.58	26.02	24.65	270.62
FSBC	FSB Bancorp, Inc.	NY	14.09	1,942	27.4	14.90	9.19	14.32	-1.61	36.32	-0.77	0.30	0.28	16.20	16.20	133.76
HBK	Hamilton Bancorp, Inc.	MD	14.50	3,414	49.5	14.75	13.19	14.53	-0.17	2.11	1.75	-0.01	0.15	18.10	15.34	151.50
HIFS	Hingham Institution for Savings	MA	190.48	2,133	406.2	203.01	115.80	188.25	1.18	51.32	-3.20	10.89	10.79	75.50	75.50	944.60
HMNF	HMN Financial, Inc.	MN	17.70	4,489	79.5	18.55	10.81	17.90	-1.12	58.18	1.14	1.22	1.23	16.67	16.39	152.75
HFBL	Home Federal Bancorp, Inc. of Louisiana	LA	27.24	1,966	53.5	29.85	21.20	27.00	0.87	18.67	1.40	1.80	1.80	22.44	22.44	198.13
IROQ	IF Bancorp, Inc.	IL	19.14	3,950	75.6	19.74	17.25	19.10	0.20	6.62	3.45	1.08	0.98	21.12	21.12	149.02
ISBC	Investors Bancorp, Inc.	NJ	13.82	309,294	4,274.4	14.39	10.67	14.12	-2.12	21.12	-0.93	0.58	0.58	10.03	9.75	72.86
JXSB	Jacksonville Bancorp, Inc.	IL	29.20	1,798	52.5	30.50	23.20	30.00	-2.65	14.52	-2.65	1.70	1.55	25.69	24.17	177.55
KRNY	Kearny Financial Corp.	NJ	14.40	88,521	1,274.7	16.10	11.31	14.80	-2.70	22.66	-7.40	0.19	0.19	12.57	11.34	51.10
MLVF	Malvern Bancorp, Inc.	PA	20.70	6,560	135.8	21.25	15.00	20.95	-1.19	26.45	-2.13	1.86	1.80	14.42	14.42	125.19
MELR	Melrose Bancorp, Inc.	MA	17.50	2,602	45.5	18.10	14.60	17.91	-2.32	15.06	-2.51	0.41	0.28	16.61	16.61	102.50
EBSB	Meridian Bancorp, Inc.	MA	18.30	53,714	983.0	20.55	12.49	18.60	-1.61	42.63	-3.17	0.56	0.56	11.12	10.86	77.69
CASH	Meta Financial Group, Inc.	SD	103.10	9,302	959.0	106.90	36.22	105.30	-2.09	176.56	0.19	3.92	4.65	39.30	31.57	430.72
MSBF	MSB Financial Corp.	NJ	14.45	5,711	82.5	14.95	12.25	14.30	1.05	17.48	-1.70	0.12	0.12	12.71	12.71	75.93
NYCB	New York Community Bancorp, Inc.	NY	15.81	487,057	7,700.4	17.68	13.74	15.73	0.51	6.54	-0.63	-0.08	1.20	12.50	7.50	101.55
NFBK	Northfield Bancorp, Inc.	NJ	18.45	48,333	891.7	20.59	14.31	18.99	-2.84	24.83	-7.61	0.52	0.58	12.84	12.00	78.30
NWBI	Northwest Bancshares, Inc.	PA	17.50	101,303	1,772.8	19.10	11.78	17.85	-1.96	42.74	-2.94	NA	NA	11.51	8.17	95.00
OCFC	OceanFirst Financial Corp.	NJ	29.43	32,156	946.4	30.70	15.98	30.10	-2.23	63.50	-2.00	1.07	1.41	16.14	13.42	129.09
ORIT	Oritani Financial Corp.	NJ	17.25	45,244	780.5	19.00	15.11	17.75	-2.82	11.08	-8.00	1.12	0.87	11.94	11.94	83.87
OTTW	Ottawa Bancorp, Inc.	IL	12.79	3,456	44.2	12.98	8.39	12.64	1.19	51.71	0.47	0.39	0.41	9.23	8.93	79.88
PBHC	Pathfinder Bancorp, Inc.	NY	13.94	4,230	59.0	14.46	10.76	13.40	4.02	14.72	3.33	0.73	0.65	13.91	12.79	169.54
PBBI	PB Bancorp, Inc.	CT	10.15	7,880	80.0	10.40	8.20	10.15	0.00	14.30	2.56	0.12	0.12	10.85	9.97	64.27
PBSK	Poage Bankshares, Inc.	KY	19.40	3,714	72.0	20.90	15.50	19.25	0.78	8.50	3.19	0.52	0.60	18.78	18.14	120.88
PROV	Provident Financial Holdings, Inc.	CA	18.80	7,990	150.2	20.66	16.73	19.11	-1.62	1.02	-7.02	0.80	0.81	16.70	16.70	155.52
PFS	Provident Financial Services, Inc.	NJ	26.71	66,043	1,764.0	28.92	17.71	27.70	-3.57	45.56	-5.62	1.37	1.40	18.84	12.44	142.18
PBIP	Prudential Bancorp, Inc.	PA	17.32	9,017	156.2	17.50	13.80	17.18	0.81	16.71	1.17	0.36	0.35	14.17	14.17	62.05
RNDB	Randolph Bancorp, Inc.	MA	14.60	5,869	85.7	16.50	12.06	15.40	-5.19	NA	-9.43	NA	NA	14.63	14.61	83.42
RVSB	Riverview Bancorp, Inc.	WA	7.83	22,508	176.2	8.16	4.15	7.86	-0.38	75.96	11.86	0.29	0.30	4.93	3.79	43.72
SVBI	Severn Bancorp, Inc.	MD	7.10	12,104	85.9	8.08	4.99	7.50	-5.33	33.96	-10.13	1.14	1.14	6.90	6.87	64.25
SIFI	SI Financial Group, Inc.	CT	14.80	12,210	180.7	16.23	12.30	15.05	-1.66	8.82	-3.90	0.53	NA	13.08	11.64	125.97
SBCP	Sunshine Bancorp, Inc.	FL	18.00	7,995	143.9	18.24	13.84	17.99	0.06	22.12	5.02	-0.35	-0.33	13.82	11.92	70.54
TBNK	Territorial Bancorp Inc.	HI	32.40	9,764	316.4	33.39	24.87	33.28	-2.64	22.08	-1.34	1.69	1.66	23.39	23.39	189.33
TSBK	Timberland Bancorp, Inc.	WA	20.54	6,951	142.8	21.15	12.14	20.48	0.29	64.45	-0.58	1.43	1.42	13.95	13.13	128.23
TRST	TrustCo Bank Corp NY	NY	8.35	95,705	799.1	9.00	5.17	8.55	-2.34	55.78	-4.57	0.44	0.43	4.56	4.55	50.29
UCBA	United Community Bancorp	IN	16.35	4,198	68.6	17.00	12.95	16.35	0.00	15.14	-2.10	0.86	0.81	16.83	16.17	125.78
UCFC	United Community Financial Corp.	OH	8.10	46,550	377.1	9.50	5.28	8.40	-3.57	47.54	-9.40	0.38	0.37	5.51	5.48	46.41
UBNK	United Financial Bancorp, Inc.	CT	17.08	50,512	862.7	18.66	10.28	17.71	-3.56	46.36	-5.95	0.90	1.02	13.00	10.60	129.57
WSBF	Waterstone Financial, Inc.	WI	17.65	29,386	518.7	19.30	13.30	17.85	-1.12	29.30	-4.08	0.81	0.81	13.94	13.92	61.08
WAYN	Wayne Savings Bancshares, Inc.	OH	17.31	2,782	48.2	17.90	11.90	17.00	1.82	28.22	4.91	0.92	0.92	14.88	14.27	160.25
WCFB	WCF Bancorp, Inc.	IA	9.82	2,563	25.2	10.97	8.15	9.75	0.73	10.69	-1.79	0.10	0.07	11.54	11.51	48.40
WEBK	Wellesley Bancorp, Inc.	MA	27.35	2,459	67.2	27.75	18.05	27.50	-0.55	47.35	-1.44	1.33	1.32	22.52	22.52	271.01
WBB	Westbury Bancorp, Inc.	WI	21.44	4,073	87.3	22.00	17.72	21.00	2.10	21.06	3.57	0.93	0.83	19.43	19.43	172.53
WNEB	Western New England Bancorp, Inc.	MA	9.15	30,250	276.8	9.75	7.35	9.30	-1.61	10.37	-2.14	0.25	0.30	7.92	7.92	45.55
WBKC	Wolverine Bancorp, Inc.	MI	32.08	2,099	67.3	33.10	25.26	32.00	0.25	25.78	1.52	2.14	2.14	29.97	29.97	175.88

RP® Financial, LC.

Exhibit 1A

Weekly Thrift Market Line - Part One

Prices As of January 20, 2017

			Market Capitalization			Price Change Data						Current Per Share Financials
			Price/	Shares	Market	52 Week (1)			% Change From			LTM	LTM Core	BV/	TBV/	Assets/
			Share(1)	Outstanding	Capitalization	High	Low	Last Wk	Last Wk	52 Wks (2)	MRY (2)	EPS (3)	EPS (3)	Share	Share (4)	Share
			($)	(000)	($Mil)	($)	($)	($)	(%)	(%)	(%)	($)	($)	($)	($)	($)
Companies
WSFS	WSFS Financial Corporation	DE	44.95	31,324	1,408.0	47.65	26.40	45.30	-0.77	55.59	-3.02	1.97	2.22	22.08	16.59	211.58
WVFC	WVS Financial Corp.	PA	14.57	2,008	29.3	15.40	10.73	14.57	-0.03	25.60	-1.05	0.74	0.73	16.44	16.44	166.85

MHCs
GCBC	Greene County Bancorp, Inc. (MHC)	NY	20.50	8,503	174.3	25.20	15.23	22.95	-10.68	28.33	-10.48	1.10	1.10	9.00	9.00	105.04
HONE	HarborOne Bancorp, Inc. (MHC)	MA	19.17	32,121	615.8	20.19	12.53	19.43	-1.34	NA	-0.88	NA	NA	10.21	9.79	73.07
KFFB	Kentucky First Federal Bancorp (MHC)	KY	9.55	8,439	80.6	9.80	8.00	9.70	-1.56	3.02	6.27	0.16	0.16	7.96	6.25	34.97
LSBK	Lake Shore Bancorp, Inc. (MHC)	NY	15.85	6,098	96.6	16.59	12.97	16.00	-0.94	18.72	-2.57	0.71	0.51	12.68	12.68	78.46
MGYR	Magyar Bancorp, Inc. (MHC)	NJ	13.24	5,821	77.1	13.24	9.51	12.40	6.77	38.64	10.33	0.19	0.18	8.20	8.20	100.40
OFED	Oconee Federal Financial Corp. (MHC)	SC	22.14	5,803	128.5	24.25	18.21	22.08	0.25	20.00	-5.78	0.87	0.86	14.70	14.13	83.44
PVBC	Provident Bancorp, Inc. (MHC)	MA	17.80	9,499	169.1	19.15	12.80	18.20	-2.20	37.13	-0.56	NA	NA	11.41	11.41	80.87
TFSL	TFS Financial Corporation (MHC)	OH	18.25	283,518	5,174.2	19.89	15.58	18.88	-3.34	6.79	-4.15	0.28	NA	5.84	5.81	45.52

Under Acquisition
EVER	EverBank Financial Corp	FL	19.41	126,643	2,458.1	19.49	12.32	19.41	0.00	47.94	-0.21	0.96	NA	13.92	13.53	226.65
GTWN	Georgetown Bancorp, Inc.	MA	25.65	1,841	47.2	26.00	18.55	25.75	-0.39	32.28	-0.77	0.43	0.46	17.62	17.62	171.09

(1)	Average of High/Low or Bid/Ask price per share.
(2)	Or since offering price if converted of first listed in the past 52 weeks. Percent change figures are actual year-to-date and are not annualized.
(3)	EPS (earnings per share) is based on actual trailing 12 month data and is not shown on a pro forma basis.
(4)	Excludes intangibles (such as goodwill, value of core deposits, etc.).
(5)	ROA (return on assets) and ROE (return on equity) are indicated ratios based on trailing 12 month common earnings and average common equity and total assets balances.
(6)	Annualized based on last regular quarterly cash dividend announcement.
(7)	Indicated dividend as a percent of trailing 12 month earnings.
(8)	Excluded from averages due to actual or rumored acquisition activities or unusual operating characteristics.
(9)	For MHC institutions, market value reflects share price multiplied by public (non-MHC) shares.

Source:	SNL Financial, LC. and RP® Financial, LC. calculations. The information provided in this table has been obtained from sources we believe are reliable, but we cannot guarantee the accuracy or completeness of such information.

Copyright (c) 2017 by RP® Financial, LC.

RP® Financial, LC.

Exhibit 1B

Weekly Thrift Market Line - Part Two

Prices As of January 20, 2017

			Key Financial Ratios						Asset Quality Ratios		Pricing Ratios					Dividend Data (6)
			Equity/	Tang Equity/	Reported Earnings		Core Earnings		NPAs/	Rsvs/	Price/	Price/	Price/	Price/	Price/	Div/	Dividend	Payout
			Assets(1)	Assets(1)	ROA(5)	ROE(5)	ROA(5)	ROE(5)	Assets	NPLs	Earnings	Book	Assets	Tang Book	Core Earnings	Share	Yield	Ratio (7)
			(%)	(%)	(%)	(%)	(%)	(%)	(%)	(%)	(x)	(%)	(%)	(%)	(x)	($)	(%)	(%)
Companies
ANCB	Anchor Bancorp	WA	14.63	14.63	0.17	1.14	0.17	1.14	NA	39.88	NM	102.33	14.97	102.33	89.83	NA	NA	NM
ASBB	ASB Bancorp, Inc.	NC	11.46	11.46	0.70	5.91	0.57	4.87	1.31	114.00	20.80	126.80	14.53	126.80	25.23	NA	NA	NM
AF	Astoria Financial Corporation	NY	11.53	10.41	0.49	4.41	0.51	4.56	1.69	37.20	29.27	120.28	12.92	136.27	28.15	0.16	0.85	25.00
BCTF	Bancorp 34, Inc.	NM	9.44	9.36	0.41	3.85	0.43	4.04	0.37	179.30	37.73	143.15	13.52	144.55	36.43	0.59	0.00	NM
BKMU	Bank Mutual Corporation	WI	10.82	10.82	0.66	5.93	0.66	5.93	NA	NA	25.68	151.43	16.39	151.43	25.68	0.22	2.32	58.11
BYBK	Bay Bancorp, Inc.	MD	10.76	10.27	0.33	2.49	0.41	3.15	2.19	21.03	50.71	113.06	12.14	119.03	40.41	0.00	0.00	NM
BNCL	Beneficial Bancorp, Inc.	PA	18.34	15.70	0.44	2.13	0.56	2.73	0.30	286.82	56.13	129.74	23.79	156.37	43.34	0.24	1.38	38.71
BHBK	Blue Hills Bancorp, Inc.	MA	16.84	16.45	0.33	1.78	0.32	1.73	0.35	221.90	62.32	120.89	20.36	124.35	64.08	0.12	0.69	39.29
BOFI	BofI Holding, Inc.	CA	9.19	9.19	1.70	18.81	1.68	18.63	0.56	89.01	14.21	239.67	21.88	239.67	14.35	NA	NA	NM
BYFC	Broadway Financial Corporation	CA	11.50	11.50	1.74	15.02	1.71	14.81	2.91	38.17	6.78	95.45	10.97	95.45	6.88	0.04	0.00	NM
BLMT	BSB Bancorp, Inc.	MA	7.56	7.56	0.57	7.15	NA	NA	0.41	152.33	23.15	159.91	12.09	159.91	NA	NA	NA	NM
CFFN	Capitol Federal Financial, Inc.	KS	15.03	15.03	0.74	5.95	0.74	5.91	0.60	16.33	25.27	157.13	23.62	157.13	25.42	0.34	2.14	139.68
CARV	Carver Bancorp, Inc.	NY	7.75	7.75	-0.06	-0.80	-0.18	-2.36	2.45	29.93	NM	120.09	1.70	120.09	NM	0.00	0.00	NM
CHFN	Charter Financial Corporation	GA	14.12	12.14	0.98	5.90	1.07	6.43	0.77	124.65	20.90	122.16	17.25	145.37	19.17	0.22	1.33	25.95
CSBK	Clifton Bancorp Inc.	NJ	23.08	23.08	0.36	1.40	0.36	1.38	0.38	129.90	NM	120.96	27.92	120.96	84.47	0.24	1.51	126.32
CWAY	Coastway Bancorp, Inc.	RI	10.95	10.95	0.59	4.83	0.59	4.83	2.20	18.19	20.58	104.75	11.47	104.75	20.58	NA	NA	NM
DCOM	Dime Community Bancshares, Inc.	NY	9.54	8.67	1.57	15.89	0.73	7.42	0.24	158.94	9.03	137.93	13.16	153.29	19.34	0.56	2.75	24.78
ESBK	Elmira Savings Bank	NY	9.83	7.83	0.77	7.81	0.75	7.67	NA	NA	16.27	122.04	10.07	166.78	16.72	0.92	4.49	73.02
ENFC	Entegra Financial Corp.	NC	10.29	10.08	0.55	4.72	0.61	5.25	NA	NA	21.48	102.31	10.53	104.71	19.28	NA	NA	NM
EQFN	Equitable Financial Corp.	NE	15.92	15.92	0.46	3.00	0.47	3.08	NA	NA	32.42	96.35	15.34	96.35	31.56	NA	NA	NM
ESSA	ESSA Bancorp, Inc.	PA	9.95	9.11	0.45	4.40	0.44	4.31	1.26	45.86	21.56	101.70	10.12	112.04	22.02	0.36	2.29	49.32
FCAP	First Capital, Inc.	IN	10.61	9.66	0.89	8.39	0.95	8.90	1.25	65.73	16.52	133.97	14.19	148.67	15.46	0.84	2.66	43.98
FBNK	First Connecticut Bancorp, Inc.	CT	9.03	9.03	0.49	5.34	0.48	5.22	1.01	73.97	23.82	131.09	11.83	131.09	24.37	0.36	1.70	34.83
FDEF	First Defiance Financial Corp.	OH	11.92	9.59	1.19	9.93	1.20	10.00	1.14	94.92	15.51	146.85	17.51	187.42	15.40	0.88	1.84	21.43
FNWB	First Northwest Bancorp	WA	18.05	18.05	0.34	1.79	0.32	1.67	0.83	89.70	51.79	102.90	18.58	102.90	55.82	NA	NA	NM
FBC	Flagstar Bancorp, Inc.	MI	9.01	9.01	1.30	11.55	1.17	10.40	0.92	123.28	10.01	114.56	10.32	114.56	8.03	0.00	0.00	NM
FSBW	FS Bancorp, Inc.	WA	9.61	9.16	1.32	13.33	1.41	14.26	0.08	NM	10.56	135.98	13.07	143.50	9.88	0.40	1.13	11.04
FSBC	FSB Bancorp, Inc.	NY	12.11	12.11	0.22	2.52	0.21	2.42	0.01	NM	47.70	86.98	10.53	86.98	49.70	NA	NA	NM
HBK	Hamilton Bancorp, Inc.	MD	11.95	10.32	-0.01	-0.04	0.11	0.78	1.16	34.98	NM	80.09	9.57	94.50	97.25	NA	NA	NM
HIFS	Hingham Institution for Savings	MA	7.99	7.99	1.22	15.59	1.21	15.44	NA	NA	17.49	252.29	20.17	252.29	17.66	1.28	0.67	14.33
HMNF	HMN Financial, Inc.	MN	10.91	10.75	0.89	8.02	0.90	8.10	1.04	162.38	14.51	106.17	11.59	108.02	14.37	0.00	0.00	NM
HFBL	Home Federal Bancorp, Inc. of Louisiana	LA	11.29	11.29	0.92	7.63	0.92	7.63	0.24	331.61	15.13	121.36	13.70	121.36	15.13	0.36	1.32	19.44
IROQ	IF Bancorp, Inc.	IL	14.23	14.23	0.70	4.93	0.64	4.46	0.82	118.60	17.72	90.60	12.89	90.60	19.55	0.16	0.84	14.81
ISBC	Investors Bancorp, Inc.	NJ	13.82	13.49	0.83	5.44	0.83	5.44	0.49	210.34	23.83	137.76	19.04	141.75	23.84	0.32	2.32	44.83
JXSB	Jacksonville Bancorp, Inc.	IL	14.47	13.73	0.98	6.48	0.89	5.92	NA	NA	17.18	113.68	16.45	120.81	18.78	0.40	1.37	23.53
KRNY	Kearny Financial Corp.	NJ	24.75	22.89	0.39	1.51	0.39	1.52	0.57	102.49	NM	114.57	28.36	126.93	75.35	0.08	0.56	42.11
MLVF	Malvern Bancorp, Inc.	PA	11.52	11.52	1.59	14.05	1.54	13.62	0.45	148.63	11.13	143.57	16.54	143.57	11.48	0.11	0.00	NM
MELR	Melrose Bancorp, Inc.	MA	16.23	16.23	0.42	2.26	0.29	1.55	0.00	NM	42.68	105.37	17.10	105.37	62.47	NA	NA	NM
EBSB	Meridian Bancorp, Inc.	MA	14.31	14.03	0.80	5.05	0.79	5.02	0.69	134.22	32.68	164.64	23.55	168.50	32.92	0.12	0.66	21.43
CASH	Meta Financial Group, Inc.	SD	8.36	6.83	1.10	10.80	1.30	12.80	0.02	945.47	26.30	262.34	21.93	326.53	22.20	0.52	0.50	13.27
MSBF	MSB Financial Corp.	NJ	16.74	16.74	0.18	0.90	0.26	1.34	3.53	26.42	NM	113.71	19.03	113.71	120.42	0.00	0.00	NM
NYCB	New York Community Bancorp, Inc.	NY	12.31	7.77	-0.05	-0.39	1.16	9.56	0.12	380.89	NM	126.43	15.57	210.76	13.23	0.68	4.30	NM
NFBK	Northfield Bancorp, Inc.	NJ	16.40	15.50	0.66	3.93	0.74	4.41	0.83	77.25	35.48	143.73	23.56	153.70	31.72	0.32	1.73	59.62
NWBI	Northwest Bancshares, Inc.	PA	12.16	8.95	0.55	4.28	NA	NA	0.80	NA	35.71	152.03	NA	214.22	NA	0.60	3.43	122.45
OCFC	OceanFirst Financial Corp.	NJ	10.05	8.50	0.69	6.95	0.91	9.22	1.25	36.40	27.50	182.34	18.33	219.26	20.94	0.60	2.04	50.47
ORIT	Oritani Financial Corp.	NJ	14.22	14.22	1.37	9.19	1.07	7.19	0.30	273.73	15.40	144.44	20.54	144.44	19.74	0.70	4.06	107.14
OTTW	Ottawa Bancorp, Inc.	IL	11.54	11.21	0.59	4.15	0.62	4.37	2.00	42.36	33.15	138.52	15.98	143.16	31.42	0.00	0.00	NM
PBHC	Pathfinder Bancorp, Inc.	NY	8.27	7.66	0.48	4.88	0.43	4.41	0.89	106.87	19.09	100.19	8.23	108.97	21.34	0.20	1.43	27.40
PBBI	PB Bancorp, Inc.	CT	16.87	15.72	0.18	1.23	0.19	1.27	NA	NA	NM	93.59	15.79	101.83	81.96	0.12	1.18	116.67
PBSK	Poage Bankshares, Inc.	KY	15.54	15.09	0.43	2.68	0.50	3.08	1.78	33.13	37.31	103.29	16.05	106.92	32.32	0.24	1.24	53.85
PROV	Provident Financial Holdings, Inc.	CA	10.72	10.72	0.56	4.88	0.57	4.93	1.09	87.14	23.50	112.59	12.07	112.59	23.26	0.52	2.77	62.50
PFS	Provident Financial Services, Inc.	NJ	13.25	9.16	0.96	7.12	0.98	7.28	0.76	99.95	19.50	141.74	18.78	214.69	19.06	0.72	2.70	51.82
PBIP	Prudential Bancorp, Inc.	PA	20.38	20.38	0.51	2.36	0.49	2.29	3.39	17.79	48.11	122.23	24.91	122.23	49.51	0.12	0.69	33.33
RNDB	Randolph Bancorp, Inc.	MA	17.54	17.52	NA	2.73	NA	3.81	1.41	47.29	NA	99.80	17.50	99.93	NA	NA	NA	NA
RVSB	Riverview Bancorp, Inc.	WA	11.28	8.91	0.71	5.94	0.72	6.11	1.48	71.92	27.00	158.79	17.91	206.33	26.46	0.08	1.02	27.59
SVBI	Severn Bancorp, Inc.	MD	11.16	11.12	2.00	17.36	2.00	17.36	4.11	29.33	6.23	102.89	11.10	103.30	6.23	0.00	0.00	NM
SIFI	SI Financial Group, Inc.	CT	10.39	9.35	0.42	3.98	NA	NA	1.13	72.00	27.92	113.12	11.75	127.16	NA	0.16	1.08	30.19
SBCP	Sunshine Bancorp, Inc.	FL	12.89	11.32	-0.26	-1.85	-0.29	-2.04	0.41	126.26	NM	130.22	16.79	151.03	NM	NA	NA	NM
TBNK	Territorial Bancorp Inc.	HI	12.36	12.36	0.85	7.00	0.84	6.86	0.38	39.11	19.17	138.50	17.11	138.50	19.55	0.72	2.22	54.44
TSBK	Timberland Bancorp, Inc.	WA	10.86	10.29	1.19	11.00	1.19	10.94	1.72	93.56	14.36	147.29	16.00	156.42	14.44	0.36	1.75	23.78
TRST	TrustCo Bank Corp NY	NY	9.05	9.04	0.88	9.92	0.87	9.82	0.88	117.51	19.02	183.28	16.59	183.51	19.22	0.26	3.14	59.79
UCBA	United Community Bancorp	IN	13.38	12.92	0.68	5.14	0.63	4.83	1.02	84.53	19.01	97.12	13.00	101.13	20.25	0.24	1.47	27.91
UCFC	United Community Financial Corp.	OH	11.87	11.81	0.89	7.33	0.86	7.09	1.96	45.00	21.32	147.03	17.45	147.92	22.06	0.12	1.48	28.95
UBNK	United Financial Bancorp, Inc.	CT	10.03	8.32	0.72	7.12	0.82	8.08	0.84	78.87	18.98	131.34	13.17	161.20	16.72	0.48	2.81	53.33
WSBF	Waterstone Financial, Inc.	WI	22.82	22.79	1.26	5.59	1.26	5.59	0.96	90.49	21.79	126.64	28.89	126.83	21.79	0.48	2.72	40.74
WAYN	Wayne Savings Bancshares, Inc.	OH	9.29	8.94	0.57	6.20	0.57	6.20	0.96	68.18	18.82	116.30	10.80	121.34	18.82	0.36	2.08	39.13
WCFB	WCF Bancorp, Inc.	IA	23.85	23.80	0.19	1.44	0.13	0.98	NA	105.80	NM	85.10	20.29	85.30	141.40	0.20	2.04	147.33
WEBK	Wellesley Bancorp, Inc.	MA	8.31	8.31	0.50	5.81	0.50	5.79	NA	NA	20.56	121.44	10.09	121.44	20.64	0.16	0.59	11.28
WBB	Westbury Bancorp, Inc.	WI	11.33	11.33	0.51	4.49	0.46	4.02	0.52	146.36	23.05	110.35	12.51	110.35	25.74	NA	NA	NM
WNEB	Western New England Bancorp, Inc.	MA	10.54	10.54	0.33	3.11	0.39	3.71	0.59	122.46	36.60	115.49	12.17	115.49	30.69	0.12	1.31	48.00
WBKC	Wolverine Bancorp, Inc.	MI	17.20	17.20	1.13	7.00	1.13	7.00	1.92	132.93	14.99	107.05	18.41	107.05	14.99	1.60	4.99	74.77

RP® Financial, LC.

Exhibit 1B

Weekly Thrift Market Line - Part Two

Prices As of January 20, 2017

			Key Financial Ratios						Asset Quality Ratios		Pricing Ratios					Dividend Data (6)
			Equity/	Tang Equity/	Reported Earnings		Core Earnings		NPAs/	Rsvs/	Price/	Price/	Price/	Price/	Price/	Div/	Dividend	Payout
			Assets(1)	Assets(1)	ROA(5)	ROE(5)	ROA(5)	ROE(5)	Assets	NPLs	Earnings	Book	Assets	Tang Book	Core Earnings	Share	Yield	Ratio (7)
			(%)	(%)	(%)	(%)	(%)	(%)	(%)	(%)	(x)	(%)	(%)	(%)	(x)	($)	(%)	(%)
Companies
WSFS	WSFS Financial Corporation	DE	10.44	8.05	1.04	9.85	1.18	11.12	0.64	100.10	22.82	203.54	21.25	270.97	20.23	0.28	0.62	12.69
WVFC	WVS Financial Corp.	PA	9.85	9.85	0.42	4.32	0.42	4.26	0.08	149.21	19.69	88.63	8.73	88.63	19.98	0.16	1.10	27.03

MHCs
GCBC	Greene County Bancorp, Inc. (MHC)	NY	8.56	8.56	1.12	12.84	1.12	12.84	0.61	193.63	18.64	227.70	19.48	227.70	18.64	0.38	1.85	34.32
HONE	HarborOne Bancorp, Inc. (MHC)	MA	13.97	13.47	0.20	1.99	0.34	3.29	2.17	32.29	NA	187.78	26.23	195.91	NA	NA	NA	NA
KFFB	Kentucky First Federal Bancorp (MHC)	KY	22.87	18.88	0.43	1.86	0.43	1.86	NA	NA	59.69	120.05	27.45	152.92	59.69	0.40	4.19	187.50
LSBK	Lake Shore Bancorp, Inc. (MHC)	NY	16.16	16.16	0.88	5.56	0.64	4.03	1.38	36.15	22.32	124.99	20.20	124.99	30.79	0.28	1.77	39.44
MGYR	Magyar Bancorp, Inc. (MHC)	NJ	8.17	8.17	0.19	2.28	0.18	2.19	3.69	32.31	69.68	161.48	13.19	161.48	72.82	NA	NA	NM
OFED	Oconee Federal Financial Corp. (MHC)	SC	17.59	17.03	1.05	6.21	1.04	6.16	1.15	19.69	25.45	150.61	26.49	156.69	25.66	0.40	1.81	45.98
PVBC	Provident Bancorp, Inc. (MHC)	MA	14.10	14.10	0.82	5.71	0.78	5.42	0.65	168.33	NA	156.06	22.01	156.06	NA	NA	NA	NA
TFSL	TFS Financial Corporation (MHC)	OH	12.87	12.80	0.65	4.73	NA	NA	1.58	31.39	65.18	312.38	40.19	314.23	NA	0.50	2.74	160.71

Under Acquisition
EVER	EverBank Financial Corp	FL	6.60	6.45	0.49	7.07	NA	NA	0.74	45.16	20.22	139.48	8.53	143.43	NA	0.24	1.24	25.00
GTWN	Georgetown Bancorp, Inc.	MA	10.30	10.30	0.25	2.39	0.27	2.55	NA	NA	59.65	145.56	14.99	145.56	55.96	0.20	0.78	45.93

(1)	Average of High/Low or Bid/Ask price per share.
(2)	Or since offering price if converted of first listed in the past 52 weeks. Percent change figures are actual year-to-date and are not annualized.
(3)	EPS (earnings per share) is based on actual trailing 12 month data and is not shown on a pro forma basis.
(4)	Exludes intangibles (such as goodwill, value of core deposits, etc.).
(5)	ROA (return on assets) and ROE (return on equity) are indicated ratios based on trailing 12 month common earnings and average common equity and total assets balances.
(6)	Annualized based on last regular quarterly cash dividend announcement.
(7)	Indicated dividend as a percent of trailing 12 month earnings.
(8)	Excluded from averages due to actual or rumored acquisition activities or unusual operating characteristics.
(9)	For MHC institutions, market value reflects share price multiplied by public (non-MHC) shares.

Source:	SNL Financial, LC. and RP® Financial, LC. calculations. The information provided in this table has been obtained from sources we believe are reliable, but we cannot guarantee the accuracy or completeness of such information.

Copyright (c) 2017 by RP® Financial, LC.

EXHIBIT 2

Pro Forma Analysis Sheet

Exhibit 2

PRO FORMA ANALYSIS SHEET

PCSB Bank

Prices as of January 20, 2017

					Peer Group				New York Companies				All Publicly-Traded
Price Multiple		Symbol	Subject (1)		Average		Median		Average		Median		Average		Median
Price-earnings ratio (x)		P/E	62.42	x	19.58	x	20.56	x	18.54	x	19.02	x	19.85	x	19.59	x
Price-core earnings ratio (x)		P/Core	80.85	x	19.89	x	21.34	x	19.67	x	19.28	x	20.27	x	19.86	x
Price-book ratio (%)	=	P/B	67.75%		122.77%		124.65%		124.65%		121.16%		129.20%		121.44%
Price-tangible book ratio (%)	=	P/TB	69.54%		127.76%		124.13%		145.83%		144.78%		140.32%		126.83%
Price-assets ratio (%)	=	P/A	12.82%		15.14%		11.92%		11.10%		11.73%		15.86%		15.89%

Valuation Parameters
Pre-Conversion Earnings (Y)	$4,071,000	ESOP Stock Purchases (E)	8.00%	(5)
Pre-Conversion Earnings (CY)	$3,420,000	Cost of ESOP Borrowings (S)	0.00%	(4)
Pre-Conversion Book Value (B)	$112,757,000	ESOP Amortization (T)	15.00	years
Pre-Conv. Tang. Book Val. (TB)	$106,022,000	RRP Amount (M)	4.00%
Pre-Conversion Assets (A)	$1,240,883,000	RRP Vesting (N)	5.00	years (5)
Reinvestment Rate (2)(R)	1.14%	Foundation (F)	2.86%
Est. Conversion Expenses (3)(X)	1.86%	Tax Benefit (Z)	1,700,000
Tax Rate (TAX)	34.00%	Percentage Sold (PCT)	100.00%
Shares Tax	$0	Option (O1)	10.00%	(6)
		Estimated Option Value (O2)	23.40%	(6)
		Option vesting (O3)	5.00	(6)
		Option pct taxable (O4)	25.00%	(6)

Calculation of Pro Forma Value After Conversion
1. V=	P/E * (Y)	V=	$178,325,000
	1 - P/E * PCT * ((1-X-E-M-F)*R*(1-TAX) - (1-TAX)*E/T - (1-TAX)*M/N) - (1-(TAX*O4))*(O1*O2)/O3)
2. V=	P/Core * (Y)	V=	$178,325,000
	1 - P/core * PCT * ((1-X-E-M-F)*R*(1-TAX) - (1-TAX)*E/T - (1-TAX)*M/N) - (1-(TAX*O4))*(O1*O2)/O3)
3. V=	P/B * (B+Z)	V=	$178,325,000
	1 - P/B * PCT * (1-X-E-M-F)
4. V=	P/TB * (TB+Z)	V=	$178,325,000
	1 - P/TB * PCT * (1-X-E-M-F)
5. V=	P/A * (A+Z)	V=	$178,325,000
	1 - P/A * PCT * (1-X-E-M-F)

Conclusion	Shares Issued To the Public	Price Per Share	Gross Offering Proceeds	Shares Issued To Foundation	Total Shares Issued	Aggregate Market Value of Shares Issued
Supermaximum	23,143,750	10.00	$231,437,500	439,731	23,583,481	$235,834,810
Maximum	20,125,000	10.00	201,250,000	382,375	20,507,375	205,073,750
Midpoint	17,500,000	10.00	175,000,000	332,500	17,832,500	178,325,000
Minimum	14,875,000	10.00	148,750,000	282,625	15,157,625	151,576,250

(1)	Pricing ratios shown reflect the midpoint value.
(2)	Net return reflects a reinvestment rate of 1.14 percent and a tax rate of 34.0 percent.
(3)	Offering expenses shown at estimated midpoint value.
(4)	No cost is applicable since holding company will fund the ESOP loan.
(5)	ESOP and MRP amortize over 15 years and 5 years, respectively; amortization expenses tax effected at 34.0 percent.
(6)	10 percent option plan with an estimated Black-Scholes valuation of 23.40 percent of the exercise price, including a 5 year vesting with 25 percent of the options (granted to directors) tax effected at 34.0 percent.

EXHIBIT 3

Pro Forma Effect of Conversion Proceeds

Exhibit 3

PRO FORMA EFFECT OF CONVERSION PROCEEDS

PCSB Bank

At the Minimum

1.	Pro Forma Market Capitalization	$151,576,250
	Less: Foundation Shares	2,826,250

2.	Offering Proceeds	$148,750,000
	Less: Estimated Offering Expenses	3,038,070

	Net Conversion Proceeds	$145,711,930

3.	Estimated Additional Income from Conversion Proceeds

	Net Conversion Proceeds	$145,711,930
	Less: Cash Contribution to Foundation	2,173,750
	Less: Non-Cash Stock Purchases (1)	18,189,150

	Net Proceeds Reinvested	$125,349,030
	Estimated net incremental rate of return	0.75%

	Reinvestment Income	$943,126
	Less: Shares Tax	0
	Less: Estimated cost of ESOP borrowings (2)	0
	Less: Amortization of ESOP borrowings (3)	533,548
	Less: Amortization of Options (4)	649,080
	Less: Recognition Plan Vesting (5)	800,323

	Net Earnings Impact	($1,039,825)

			Before Conversion	Net Earnings Increase	After Conversion
4.	Pro Forma Earnings

	12 Months ended December 31, 2016 (reported)		$4,071,000	($1,039,825)	$3,031,175
	12 Months ended December 31, 2016 (core)		$3,420,000	($1,039,825)	$2,380,175

		Before Conversion	Net Cash Proceeds	Tax Benefit Of Contribution	After Conversion
5.	Pro Forma Net Worth

	December 31, 2016	$112,757,000	$125,349,030	$1,700,000	$239,806,030
	December 31, 2016(Tangible)	$106,022,000	$125,349,030	$1,700,000	$233,071,030

		Before Conversion	Net Cash Proceeds	Tax Benefit Of Contribution	After Conversion
6.	Pro Forma Assets

	December 31, 2016	$1,240,883,000	$125,349,030	$1,700,000	$1,367,932,030

(1)	Includes ESOP and RRP stock purchases equal to 8.0 and 4.0 percent of total shares issued, respectively.
(2)	ESOP stock purchases are internally financed by a loan from the holding company.
(3)	ESOP borrowings are amortized over 15 years, amortization expense is tax-effected at a 34.0 percent rate.
(4)	Option valuation based on Black-Scholes model, 5 year vesting, and assumes 25 percent is taxable.
(5)	RRP is amortized over 5 years, and amortization expense is tax effected at 34.0 percent.

Exhibit 3

PRO FORMA EFFECT OF CONVERSION PROCEEDS

PCSB Bank

At the Midpoint

1.	Pro Forma Market Capitalization	$178,325,000
	Less: Foundation Shares	3,325,000

2.	Offering Proceeds	$175,000,000
	Less: Estimated Offering Expenses	3,255,061

	Net Conversion Proceeds	$171,744,939

3.	Estimated Additional Income from Conversion Proceeds

	Net Conversion Proceeds	$171,744,939
	Less: Cash Contribution to Foundation	1,675,000
	Less: Non-Cash Stock Purchases (1)	21,399,000

	Net Proceeds Reinvested	$148,670,939
	Estimated net incremental rate of return	0.75%

	Reinvestment Income	$1,118,600
	Less: Shares Tax	0
	Less: Estimated cost of ESOP borrowings (2)	0
	Less: Amortization of ESOP borrowings (3)	627,704
	Less: Amortization of Options (4)	763,623
	Less: Recognition Plan Vesting (5)	941,556

	Net Earnings Impact	($1,214,283)

			Before Conversion	Net Earnings Increase	After Conversion
4.	Pro Forma Earnings

	12 Months ended December 31, 2016 (reported)		$4,071,000	($1,214,283)	$2,856,717
	12 Months ended December 31, 2016 (core)		$3,420,000	($1,214,283)	$2,205,717

		Before Conversion	Net Cash Proceeds	Tax Benefit Of Contribution	After Conversion
5.	Pro Forma Net Worth

	December 31, 2016	$112,757,000	$148,670,939	$1,700,000	$263,127,939
	December 31, 2016(Tangible)	$106,022,000	$148,670,939	$1,700,000	$256,392,939

		Before Conversion	Net Cash Proceeds	Tax Benefit Of Contribution	After Conversion
6.	Pro Forma Assets

	December 31, 2016	$1,240,883,000	$148,670,939	$1,700,000	$1,391,253,939

(1)	Includes ESOP and RRP stock purchases equal to 8.0 and 4.0 percent of total shares issued, respectively.
(2)	ESOP stock purchases are internally financed by a loan from the holding company.
(3)	ESOP borrowings are amortized over 15 years, amortization expense is tax-effected at a 34.0 percent rate.
(4)	Option valuation based on Black-Scholes model, 5 year vesting, and assumes 25 percent is taxable.
(5)	RRP is amortized over 5 years, and amortization expense is tax effected at 34.0 percent.

Exhibit 3

PRO FORMA EFFECT OF CONVERSION PROCEEDS

PCSB Bank

At the Maximum Value

1.	Pro Forma Market Capitalization	$205,073,750
	Less: Foundation Shares	3,823,750

2.	Offering Proceeds	$201,250,000
	Less: Estimated Offering Expenses	3,472,052

	Net Conversion Proceeds	$197,777,948

3.	Estimated Additional Income from Conversion Proceeds

	Net Conversion Proceeds	$197,777,948
	Less: Cash Contribution to Foundation	1,176,250
	Less: Non-Cash Stock Purchases (1)	24,608,850

	Net Proceeds Reinvested	$171,992,848
	Estimated net incremental rate of return	0.75%

	Reinvestment Income	$1,294,074
	Less: Shares Tax	0
	Less: Estimated cost of ESOP borrowings (2)	0
	Less: Amortization of ESOP borrowings (3)	721,860
	Less: Amortization of Options (4)	878,167
	Less: Recognition Plan Vesting (5)	1,082,789

	Net Earnings Impact	($1,388,742)

			Before Conversion	Net Earnings Increase	After Conversion
4.	Pro Forma Earnings

	12 Months ended December 31, 2016 (reported)		$4,071,000	($1,388,742)	$2,682,258
	12 Months ended December 31, 2016 (core)		$3,420,000	($1,388,742)	$2,031,258

		Before Conversion	Net Cash Proceeds	Tax Benefit Of Contribution	After Conversion
5.	Pro Forma Net Worth

	December 31, 2016	$112,757,000	$171,992,848	$1,700,000	$286,449,848
	December 31, 2016(Tangible)	$106,022,000	$171,992,848	$1,700,000	$279,714,848

		Before Conversion	Net Cash Proceeds	Tax Benefit Of Contribution	After Conversion
6.	Pro Forma Assets

	December 31, 2016	$1,240,883,000	$171,992,848	$1,700,000	$1,414,575,848

(1)	Includes ESOP and RRP stock purchases equal to 8.0 and 4.0 percent of total shares issued, respectively.
(2)	ESOP stock purchases are internally financed by a loan from the holding company.
(3)	ESOP borrowings are amortized over 15 years, amortization expense is tax-effected at a 34.0 percent rate.
(4)	Option valuation based on Black-Scholes model, 5 year vesting, and assumes 25 percent is taxable.
(5)	RRP is amortized over 5 years, and amortization expense is tax effected at 34.0 percent.

Exhibit 3

PRO FORMA EFFECT OF CONVERSION PROCEEDS

PCSB Bank

At the Supermaximum Value

1.	Pro Forma Market Capitalization	$235,834,810
	Less: Foundation Shares	4,397,310

2.	Offering Proceeds	$231,437,500
	Less: Estimated Offering Expenses	3,721,591

	Net Conversion Proceeds	$227,715,909

3.	Estimated Additional Income from Conversion Proceeds

	Net Conversion Proceeds	$227,715,909
	Less: Cash Contribution to Foundation	602,690
	Less: Non-Cash Stock Purchases (1)	28,300,177

	Net Proceeds Reinvested	$198,813,042
	Estimated net incremental rate of return	0.75%

	Reinvestment Income	$1,495,869
	Less: Shares Tax	0
	Less: Estimated cost of ESOP borrowings (2)	0
	Less: Amortization of ESOP borrowings (3)	830,139
	Less: Amortization of Options (4)	1,009,892
	Less: Recognition Plan Vesting (5)	1,245,208

	Net Earnings Impact	($1,589,369)

			Before Conversion	Net Earnings Increase	After Conversion
4.	Pro Forma Earnings

	12 Months ended December 31, 2016 (reported)		$4,071,000	($1,589,369)	$2,481,631
	12 Months ended December 31, 2016 (core)		$3,420,000	($1,589,369)	$1,830,631

		Before Conversion	Net Cash Proceeds	Tax Benefit Of Contribution	After Conversion
5.	Pro Forma Net Worth

	December 31, 2016	$112,757,000	$198,813,042	$1,700,001	$313,270,043
	December 31, 2016(Tangible)	$106,022,000	$198,813,042	$1,700,001	$306,535,043

		Before Conversion	Net Cash Proceeds	Tax Benefit Of Contribution	After Conversion
6.	Pro Forma Assets

	December 31, 2016	$1,240,883,000	$198,813,042	$1,700,001	$1,441,396,043

(1)	Includes ESOP and RRP stock purchases equal to 8.0 and 4.0 percent of total shares issued, respectively.
(2)	ESOP stock purchases are internally financed by a loan from the holding company.
(3)	ESOP borrowings are amortized over 15 years, amortization expense is tax-effected at a 34.0 percent rate.
(4)	Option valuation based on Black-Scholes model, 5 year vesting, and assumes 25 percent is taxable.
(5)	RRP is amortized over 5 years, and amortization expense is tax effected at 34.0 percent.

EXHIBIT 4

Firm Qualifications Statement

RP FINANCIAL, LC.

Advisory | Planning | Valuation

FIRM QUALIFICATION STATEMENT

RP® Financial, LC. (“RP Financial”) provides financial and management consulting, merger advisory and valuation services to the financial services companies, including banks, thrifts, credit unions, insurance companies, mortgage companies and others. We offer a broad array of services, high quality and prompt service, hands-on involvement by our senior staff, careful structuring of strategic initiatives and sophisticated valuation and other analyses consistent with industry practices and regulatory requirements. Our staff has extensive consulting, valuation, financial advisory and industry backgrounds.

STRATEGIC PLANNING SERVICES

RP Financial’s strategic planning services, for established or de novo banking companies, provide effective feasible plans with quantifiable results to enhance shareholder value, achieve regulatory approval or realize other objectives. We conduct situation analyses; establish mission/vision statements, develope strategic goals and objectives; and identify strategies to enhance value, address capital, increase earnings, manage risk and tackle operational or organizational matters. Our proprietary financial simulation models facilitate the evaluation of the feasibility, impact and merit of alternative financial strategies.

MERGER ADVISORY SERVICES

RP Financial’s merger advisory services include targeting buyers and sellers, assessing acquisition merit, conducting due diligence, negotiating and structuring deal terms, preparing merger business plans and financial simulations, rendering fairness opinions, preparing fair valuation analyses and supporting post-merger strategies. RP Financial is also expert in de novo charters, shelf charters and failed bank deals with loss sharing or other assistance. Through financial simulations, valuation proficiency and regulatory familiarity, RP Financial’s merger advisory services center on enhancing shareholder returns.

VALUATION SERVICES

RP Financial’s extensive valuation practice includes mergers, thrift stock conversions, insurance company demutualizations, merger valuation and goodwill impairment, ESOPs, going private, secondary offerings and other purposes. We are highly experienced in performing appraisals conforming with regulatory guidelines and appraisal standards. RP Financial is the nation’s leading valuation firm for thrift stock conversions, with offerings ranging up to $4 billion.

MANAGEMENT STUDIES

RP Financial provides effective organizational planning, and we are often engaged to prepare independent management studies required for regulatory enforcement actions. We evaluate Board, management and staffing needs, assess existing talent and capabilities and make strategic recommendations for new positions, replacement, succession and other organizational matters.

ENTERPRISE RISK ASSESSMENT SERVICES

RP Financial provides effective enterprise risk assessment consulting services to assist our clients in evaluating the degree to which they have properly identified, understood, measured, monitored and controlled enterprise risk as part of a deliberate risk/reward strategy and to help them implement strategies to mitigate risk, enhance performance, ensure effective reporting and compliance with laws and regulations and avoid potential future damage to their reputation and associated consequences and to mitigate residual risk and unanticipated losses.

OTHER CONSULTING SERVICES

RP Financial provides other consulting services including evaluating regulatory changes, development diversification and branching strategies, conducting feasibility studies and other research, and preparing management studies in response to regulatory enforcement actions. We assist clients with CRA plans and revising policies and procedures. Our other consulting services are aided by proprietary valuation and financial simulation models.

KEY PERSONNEL (Years of Relevant Experience & Contact Information)

Ronald S. Riggins, Managing Director (36)	(703) 647-6543	rriggins@rpfinancial.com
William E. Pommerening, Managing Director (33)	(703) 647-6546	wpommerening@rpfinancial.com
Marcus Faust, Director (29)	(703) 647-6553	mfaust@rpfinancial.com
Gregory E. Dunn, Director (34)	(703) 647-6548	gdunn@rpfinancial.com
James P. Hennessey, Director (31)	(703) 647-6544	jhennessey@rpfinancial.com
James J. Oren, Director (30)	(703) 647-6549	joren@rpfinancial.com
Carla H. Pollard, Senior Vice President (28)	(703) 647-6556	cpollard@rpfinancial.com

RP Financial, LC.	Phone: (703) 528-1700
1100 North Glebe Road, Suite 600	Fax: (703) 528-1788
Arlington, VA 22201	www.rpfinancial.com